Earnings Release and Supplemental Information

Unaudited

First Quarter 2013

Table of Contents

Supplemental 1Q 2013

Overview

Press Release 1

Highlights

Company Profile 4

Company Performance 5

Financial Information

Consolidated Balance Sheets 6

Consolidated Statements of Operations 7

Reconciliation of Net Earnings to FFO 8

Prologis Park Apodaca, Monterrey, Mexico

EBITDA Reconciliation 9

Pro-rata Information 10

Operations Overview

Operating Portfolio 12

Operating Metrics 15

Customer Information 17

Capital Deployment

Building Dispositions and Contributions 18

Third Party Building Acquisitions 19

Development Starts 20

Development Portfolio 21

Land Portfolio 22

Prologis Park Ichikawa 1, Ichikawa, Japan Private Capital

Detail Information 24

Operating and Balance Sheet Information 25

Capitalization

Debt and Equity Summary 26

Debt Covenants and Other Metrics 27

Assets Under Management 28

Net Asset Value

Components 29

Notes and Definitions 31

Prologis Park Bratislava, Bratislava, Slovakia

Cover: Prologis Park Zama 1, Zama, Japan Copyright © 2013 Prologis

Copyright © 2013 Prologis

Prologis, Inc. Announces First Quarter 2013 Earnings Results
- Positive rent change on rollover for the first time in 17 quarters -
- Completes J-REIT IPO and European joint venture -
- Significantly improves financial position –
SAN FRANCISCO (April 24, 2013) – Prologis, Inc. (NYSE: PLD), the
leading global owner, operator and developer of industrial real estate, today reported results for the first quarter 2013.
Core funds from operations (Core FFO) per fully diluted share was
$0.40 for the first quarter compared to $0.40 for the same period in
2012.
Net earnings per fully diluted share was $0.57 for the first quarter compared to net earnings of $0.44 for the same period in 2012. In both periods, net earnings for the quarter were principally due to gains on real estate transactions.
Operating Portfolio Metrics
The company leased 35.8 million square feet (3.3 million square meters)
in its combined operating and development portfolios in the first quarter.
Prologis’ operating portfolio was 93.7 percent occupied on March 31,
2013. Tenant retention in the quarter was 78.0 percent. GAAP rental rates on leases signed in the first quarter increased by 2.0 percent from in-place rents. During the first quarter, same-store net operating income
(NOI) increased 0.3 percent, and on an adjusted cash basis 1.8 percent.
“We concluded several priorities in the first quarter and are beginning to capitalize on growth opportunities,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Real estate fundamentals are solid and demand for our product is leading to rental growth. For the first time in 17 quarters, rent change on rollovers is positive.”
Dispositions and Contributions
Prologis completed $5.3 billion in contributions and dispositions in the first quarter, of which $3.3 billion was Prologis’ share. Notable transactions include approximately:
•
$3.1 billion in contributions related to the formation of Prologis
European Logistics Partners Sàrl (PELP), of which 50 percent was the company’s share; and
•
$1.9 billion in contributions to Nippon Prologis REIT, of which
$1.6 billion was the company’s share; and
•
$203 million of third-party building and land dispositions, of which $99 million was the company’s share.
Prologis realized value creation of $247 million associated with contribution and disposition activity in the quarter.
Development Starts and Building Acquisitions
Committed capital during the first quarter totaled approximately $436 million, of which $314 million was Prologis' share, including:
•
Development starts of $313 million with an estimated
development margin of 21.8 percent. Prologis’ share was $218 million and the company’s estimated share of value creation
upon stabilization was $39 million.
•
Acquisitions of $123 million, including $109 in land and land infrastructure, as well as $14 million in buildings. Prologis’ share included $96 million.
At quarter end, Prologis' global development pipeline comprised 23.7 million square feet (2.2 million square meters), with a total expected

Copyright © 2013 Prologis
investment of $2.0 billion, of which Prologis' share was $1.8 billion. The company’s share of estimated value creation at
stabilization is expected to be $371 million, with a weighted average estimated stabilized yield of 7.8 percent and a margin of approximately 21.6 percent.
Capital Markets
During the first quarter, Prologis completed approximately $3.0 billion of capital markets activity including debt financings, re-
financings, and pay-downs.
As a result, and in combination with the significant disposition and contribution activity, the company:
Lowered its share of total debt by $2.4 billion;
Improved the company’s debt as a percent of gross
real estate assets to 37.5 percent and debt to adjusted
EBITDA to 7.52 times; and
Increased its USD net equity to 66 percent.
“During the quarter, we made considerable progress
strengthening our financial position and reducing our foreign net equity exposure,” said Thomas Olinger, chief financial
officer, Prologis. “With a strong balance sheet in place, we are well positioned to grow our company strategically.”
Subsequent to quarter end, the company redeemed $482
million of its outstanding preferred stock.
Guidance for 2013
Prologis maintains its full-year 2013 Core FFO guidance range of $1.60 to $1.70 per diluted share. The company also expects to recognize net earnings, for GAAP purposes, of $0.55 to
$0.65 per share.
The Core FFO and earnings guidance reflected above
excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to
Core FFO, Prologis makes certain adjustments, including but
not limited to real estate depreciation and amortization
expense, gains (losses) recognized from real estate
transactions and early extinguishment of debt or redemption of preferred stock, impairment charges, deferred taxes, and unrealized gains or losses on foreign currency or derivative activity.
The difference between the company's Core FFO and net earnings guidance for 2013 predominantly relates to real estate depreciation and recognized gains on real estate transactions.
Webcast and Conference Call Information
The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, April 24, at
12:00 p.m. U.S. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page of the Prologis Investor Relations website
(http://ir.prologis.com). Interested parties also can participate via conference call by dialing +1 877-256-7020 (from the U.S. and Canada toll free) or +1 973-409-9692 (from all other countries) and enter conference code 26751768.
A telephonic replay will be available from April 24 through May 24 at +1
855-859-2056 (from the U.S. and Canada) or +1 404-537-3406 (from all other countries), with conference code 26751768. The webcast replay will be posted when available in the "Financial Information"
section of Investor Relations on the Prologis website.
About Prologis
Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the
Americas, Europe and Asia. As of March 31, 2013, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 559 million square feet (51.9 million square meters) in
21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.
The statements in this release that are not historical facts are forward-
looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange
Act of 1934, as amended. These forward-looking statements are based

Copyright © 2013 Prologis

on current expectations, estimates and projections about the industry and markets in which Prologis operates, management's beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis' financial results. Words such as "expects,"
"anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-
looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i)
national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii)
increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust ("REIT") status and tax structuring, (vi)
availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the
Securities and Exchange Commission by Prologis under the heading "Risk
Factors." Prologis undertakes no duty to update any forward-looking statements appearing in this release
Media Contacts
Tracy Ward, Tel: +1 415 733 9565,
tward@prologis.com,
San Francisco Atle Erlingsson, Tel: +1 415 733 9495,
aerlingsson@prologis.com,
San Francisco

Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2013, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects totaling 559 million square feet (51.9 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

[Graphic Appears Here]

AMERICAS (4 countries) EUROPE (14 countries) ASIA (3 countries) TOTAL

Number of operating portfolio buildings 2,333 588 75 2,996

Operating Portfolio (msf) 361 136 28 525

Development Portfolio (msf) 15 2 7 24

Other (msf) (A) 8 1 1 10

Total (msf) 384 139 36 559

Development portfolio TEI (millions) $1,100 $152 $ 785 $2,037

Land (acres) 7,314 3,449 206 10,969

Land book value (millions) (B) $1,061 $670 $ 136 $1,867

(A) Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (4 msf), which includes value added properties (3 msf).

(B) Original cost basis for the total land portfolio is $2.9 billion.

4	Copyright © 2013 Prologis

Highlights

Company Performance

(dollars in thousands, except per share data)

Revenues

Net earnings attributable to common stockholders FFO, as defined by Prologis Core FFO

AFFO

Adjusted EBITDA

Per common share—diluted:

Net earnings attributable to common stockholders FFO, as defined by Prologis Core FFO

Core FFO (in millions)

$250 $232 $201 $196 $200 $188

$150 $100 $50

$0

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Supplemental 1Q 2013

Three months ended March 31, 2013 2012 $ 490,616 $ 479,430

265,416 202,412 357,800 262,072 187,937 184,765

135,977 133,823

337,668 377,063

$ 0.57 $ 0.44

0.76 0.56

0.40 0.40

Operating Portfolio—Owned and Managed Period Ending Occupancy %

100%

95% 94.0%

93.7%

92.4% 93.1% 90%

85%

Q2 2012 Q3 2012 Q4 2012 Q1 2013

5	Copyright © 2013 Prologis

Financial Information

Consolidated Balance Sheets

(in thousands) Supplemental 1Q 2013

March 31, 2013 December 31, 2012 Assets:

Investments in real estate assets:

Operating properties $ 17,521,075 $ 22,608,248 Development portfolio 884,352 951,643 Land 1,754,053 1,794,364 Other real estate investments 436,328 454,868 20,595,808 25,809,123 Less accumulated depreciation 2,292,946 2,480,660 Net investments in properties 18,302,862 23,328,463 Investments in and advances to unconsolidated entities 3,635,214 2,195,782 Notes receivable backed by real estate 188,000 188,000 Assets held for sale 25,391 26,027 Net investments in real estate 22,151,467 25,738,272 Cash and cash equivalents 785,359 100,810 Restricted cash 48,605 176,926 Accounts receivable 139,691 171,084 Other assets 950,177 1,123,053

Total assets $ 24,075,299 $ 27,310,145

Liabilities and Equity:

Liabilities:

Debt $ 9,074,123 $ 11,790,794 Preferred stock at redemption value 482,500 -Accounts payable, accrued expenses, and other liabilities 1,308,143 1,746,015 Total liabilities 10,864,766 13,536,809 Equity: Stockholders’ equity: Preferred stock 100,000 582,200 Common stock 4,624 4,618 Additional paid-in capital 16,461,486 16,411,855 Accumulated other comprehensive loss (503,786) (233,563) Distributions in excess of net earnings (3,561,429) (3,696,093) Total stockholders’ equity 12,500,895 13,069,017 Noncontrolling interests 658,871 653,125 Noncontrolling interests—limited partnership unitholders 50,767 51,194 Total equity 13,210,533 13,773,336

Total liabilities and equity $ 24,075,299 $ 27,310,145

6	Copyright © 2013 Prologis

Financial Information

Consolidated Statements of Operations

(in thousands, except per share amounts)

Supplemental 1Q 2013

Three Months Ended March 31,

2013 2012

Revenues:

Rental income $ 454,789 $ 443,960

Private capital revenue 33,635 32,357

Development management and other income 2,192 3,113

Total revenues 490,616 479,430

Expenses:

Rental expenses 133,919 118,731

Private capital expenses 19,909 16,881

General and administrative expenses 56,197 60,159

Depreciation and amortization 177,266 180,280

Other expenses 4,353 4,335

Merger, acquisition and other integration expenses - 10,728

Impairment of real estate properties - 3,185

Total expenses 391,644 394,299

Operating income 98,972 85,131

Other income (expense):

Earnings from unconsolidated co-investment ventures, net 24,768 13,995

Interest income 4,213 5,427

Interest expense (115,028) (133,056)

Gain on acquisitions and dispositions of investments in real estate, net 338,845 267,771

Foreign currency and derivative gains (losses) and other income (expenses), net 8,298 (27,101)

Gain (loss) on early extinguishment of debt, net (17,351) 5,419

Impairment of other assets - (16,135)

Total other income (expense) 243,745 116,320

Earnings before income taxes 342,717 201,451

Income tax expense - current and deferred 51,866 12,124

Earnings from continuing operations 290,851 189,327

Discontinued operations:

Income attributable to disposed properties and assets held for sale 247 12,521

Net gain on dispositions 5,834 11,249

Total discontinued operations 6,081 23,770

Consolidated net earnings 296,932 213,097

Net earnings attributable to noncontrolling interests (12,103) (118)

Net earnings attributable to controlling interests 284,829 212,979

Preferred stock dividends (10,305) (10,567), -

Net earnings attributable to common stockholders $ 265,416 $ 202,412

Weighted average common shares outstanding - Diluted (A) 477,059 476,107

Net earnings per share attributable to common stockholders - Diluted $ 0.57 $ 0.44

(A) See Calculation of Per Share Amounts in the Notes and Definitions.

7 Copyright © 2013 Prologis

Financial Information

Reconciliations of Net Earnings to FFO

(in thousands) Supplemental 1Q 2013

Three Months Ended March 31,

2013 2012 Reconciliation of net earnings to FFO

Net earnings attributable to common stockholders $ 265,416 $ 202,412 Add (deduct) NAREIT defined adjustments: Real estate related depreciation and amortization 171,017 176,171 Net gain on non-FFO dispositions and acquisitions (102,457) (162,745) Reconciling items related to noncontrolling interests (2,941) (12,054) Our share of reconciling items included in earnings from unconsolidated entities 25,483 34,538

Subtotal-NAREIT defined FFO 356,518 238,322

Add (deduct) our defined adjustments:

Unrealized foreign currency and derivative losses (gains), net (638) 24,236 Deferred income tax benefit 2,134 1,051 Our share of reconciling items included in earnings from unconsolidated entities (214) (1,537)

FFO, as defined by Prologis 357,800 262,072

Adjustments to arrive at Core FFO, including our share of unconsolidated entities:

Net gain on acquisitions and dispositions of investments in real estate, net of income taxes (192,416) (104,731) Loss (gain) on early extinguishment of debt and redemption of preferred stock, net 26,459 (5,419) Our share of reconciling items included in earnings from unconsolidated entities (3,906) 2,795 Impairment charges — 19,320 Merger, acquisition and other integration expenses — 10,728 Adjustments to arrive at Core FFO (169,863) (77,307)

Core FFO $ 187,937 $ 184,765

Adjustments to arrive at Ad djus justed FFO O (“AFFO”), inc ncluding our shar are of unconsolidated enti entities:

Straight-lined rents and amortization of lease intangibles (7,884) (11,347) Property improvements (14,288) (13,414) Tenant improvements (20,388) (23,987) Leasing commissions (13,400) (10,333) Amortization of management contracts 1,615 1,216 Amortization of debt discounts/(premiums) and financing costs, net of capitalization (7,002) (1,389) Stock compensation expense 9,387 8,312

AFFO $ 135,977 $ 133,823

Common stock dividends $ 130,753 $ 130,080

8	Copyright © 2013 Prologis

Financial Information

EBITDA Reconciliation

(in thousands) Supplemental 1Q 2013

Three Months Ended

March 31,

2013 2012

Reconciliation of net earnings to Adjusted EBITDA

Net earnings attributable to common stockholders $ 265,416 $ 202,412

Net gain on acquisitions and dispositions of investments in real estate (344,679) (279,020)

Depreciation and amortization from continuing operations 177,266 180,280

Interest expense from continuing operations 115,028 133,056

Loss (gain) on early extinguishment of debt 17,351 (5,419)

Current and deferred income tax expense 51,866 12,124

Pro forma adjustment (A) (29,533) 12,352

Income attributable to disposal properties and assets held for sale (247) (12,521)

NOI attributable to assets held for sale (19) 2,463

Net earnings (loss) attributable to noncontrolling interest 12,103 118

Preferred stock dividends and loss on preferred stock redemption 19,413 10,567

Unrealized foreign currency and derivative losses (gains) and stock compensation expense, net 8,749 32,548

Impairment charges - 19,320

Merger, acquisition and other integration expenses - 10,728

Adjusted EBITDA, prior to our share of unconsolidated entities 292,714 319,008

Our share of reconciling items from unconsolidated entities:

Net loss (gain) on disposition of real estate, net (6,890) 1,813

Depreciation and amortization 28,278 31,531

Interest expense 21,565 23,723

Loss on early extinguishment of debt 189 982

Current income tax expense 2,026 1,543

Unrealized gains and deferred income tax benefit (214) (1,537)

Adjusted EBITDA $ 337,668 $ 377,063

(A) Adjustments during 2013, include the effects of Nippon Prologis REIT, Inc. (“NPR”) and Prologis European Logistics Partners Sarl (“PELP”) as if we made the first quarter contribution at the beginning of the quarter (i.e. removing actual NOI recognized and replacing with an estimate of our share of NOI and fees). Adjustments during 2012 include the effects of Prologis North American Industrial Fund II and Prologis California to reflect NOI for the full period.

Copyright © 2013 Prologis

Supplemental 1Q 2013

Financial Information

Pro-rata Balance Sheet Information

(in thousands)

Pro-rata Balance Sheet Information as of March 31, 2013	Consolidated	Less Non Controlling Interest	Plus PLD Share of Unconsolidated Co-Investment Ventures	PLD Total Share	Investors' Share of Ventures	Total Owned and Managed
Assets:						
Investments in real estate assets:						
Gross operating properties	$ 17,521,075	$ (876,720)	$ 6,207,528	$ 22,851,883	$ 16,913,489	$ 39,765,372
Other real estate	3,074,733	(60,372)	87,041	3,101,402	265,175	3,366,577
Less accumulated depreciation	(2,292,946)	41,769	(381,726)	(2,632,903)	(1,183,512)	(3,816,415)
Net investments in properties	18,302,862	(895,323)	5,912,843	23,320,382	15,995,152	39,315,534
Investments in unconsolidated entities	3,635,214	(66,370)	(3,568,844)	-	66,370	66,370
Other assets	2,137,223	(141,845)	74,152	2,069,530	1,060,524	3,130,054
Total assets	**$ 24,075,299**	**$ (1,103,538)**	**$ 2,418,151**	**$ 25,389,912**	**$ 17,122,046**	**$ 42,511,958**
Liabilities and Equity:						
Liabilities:						
Debt	$ 9,074,123	$ (353,999)	$ 2,062,750	$ 10,782,874	$ 6,519,292	$ 17,302,166
Other liabilities	1,790,643	(39,901)	355,401	2,106,143	728,143	2,834,286
Total liabilities	10,864,766	(393,900)	2,418,151	12,889,017	7,247,435	20,136,452
Equity:						
Stockholders' / partners' equity	12,500,895	-	-	12,500,895	9,874,611	22,375,506
Noncontrolling interests	709,638	(709,638)	-	-	-	-
Total equity	13,210,533	(709,638)	-	12,500,895	9,874,611	22,375,506
Total liabilities and equity	**$ 24,075,299**	**$ (1,103,538)**	**$ 2,418,151**	**$ 25,389,912**	**$ 17,122,046**	**$ 42,511,958**

On this page and the following page, we present balance sheet and income statement information on a pro-rata basis reflecting our proportionate economic ownership of each entity included in our Total Owned and Managed portfolio.

The consolidated amounts shown are derived from, and prepared on a consistent basis with, our consolidated financial statements. The PLD Share of Unconsolidated Co-Investment Ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We used a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the Total Owned and Managed portfolio, we added our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the PLD Total Share.

10
Copyright © 2013 Prologis

Financial Information

Pro-rata Operating Information

(in thousands) Supplemental 1Q 2013

Plus PLD Share of

Less Non Investors’

Unconsolidated PLD Total Total Owned Consolidated Controlling Share of

Pro-rata Operating Information for Co-Investment Share and Managed Interest Ventures

Three Months Ended March 31, 2013 Ventures Revenues:

Rental income $ 454,789 $ (18,563) $ 96,395 $ 532,621 $ 298,049 $ 830,670 Private capital revenue 33,635 (17) 325 33,943 (94) 33,849 Development management and other income 2,192 3 (86) 2,109 (155) 1,954 Total revenues 490,616 (18,577) 96,634 568,673 297,800 866,473

Expenses:

Rental expenses 133,919 (4,581) 26,679 156,017 79,217 235,234 Private capital expenses 19,909 — — 19,909 — 19,909 General and administrative expenses 56,197 (314) 4,063 59,946 12,970 72,916 Depreciation and amortization 177,266 (6,132) 32,536 203,670 101,528 305,198 Other expenses 4,353 — 174 4,527 483 5,010 Total expenses 391,644 (11,027) 63,452 444,069 194,198 638,267

Operating income (loss) 98,972 (7,550) 33,182 124,604 103,602 228,206 Our share of co-investment ventures 69,722 — (69,722) — — -

Total reconciling items to Adjusted EBITDA 168,974 (6,488) 36,540 199,026 101,600 300,626 Adjusted EBITDA (A) $ 337,668 $ (14,038) $ —$ 323,630 $ 205,202 $ 528,832

Adjusted EBITDA by segment:

Real Estate Operations NOI $ 318,709 $ (13,979) $ 69,456 $ 374,186 $ 218,194 $ 592,380 Private Capital NOI 13,726 (17) 325 14,034 (94) 13,940 Our share of co-investment ventures 69,722 — (69,722) — — -General and administrative and other expenses (64,489) (42) (59) (64,590) (12,898) (77,488)

Adjusted EBITDA $ 337,668 $ (14,038) $ —$ 323,630 $ 205,202 $ 528,832

Prologis’ Share (in millions)

Real Estate Operations NOI $374.2 (96%) Private Capital NOI $14.0 (4%) Development Value Creation (B) $67.4 Development Value Realization (C) $247.1

0 $100 $200 $300 $400

(A) See reconciliation of Consolidated Net Earnings to Adjusted EBITDA on page 9.

(B) Represents estimated Value Creation for development properties that reached Stabilization during the quarter and moved into the Operating Portfolio. (C) Represents the net gain on dispositions of our development properties and land during the quarter.

11 Copyright © 2013 Prologis

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

(square feet in thousands) Supplemental 1Q 2013

Reg ion # o f B uilding s Sq uare F eet Occup ied Leased

Total Owned and Prologis Prologis % of Total Total Owned and Prologis Total Owned and Prologis M anaged Share Share (%) M anaged Share M anaged Share

Gl oba l M a r k e t s

U.S.

At lant a East 118 14,104 11,373 80.6% 3.4% 84.7% 85.0% 85.8% 86.0% Balt imore/ Washingt on East 69 8,184 5,430 66.3% 1.6% 94.9% 94.0% 95.5% 94.9% Cent ral Valley Nort hwest 24 8,970 7,127 79.5% 2.1% 91.4% 92.9% 91.4% 92.9% Cent ral & East ern PA East 27 14,049 7,136 50.8% 2.1% 95.0% 96.6% 95.0% 96.6% Chicago Cent ral 221 36,409 28,440 78.1% 8.5% 92.7% 93.5% 92.7% 93.5% Dallas/ Ft . Wort h Cent ral 160 23,276 19,263 82.8% 5.8% 94.3% 94.5% 94.4% 94.6% Houst on Cent ral 77 9,420 6,817 72.4% 2.0% 97.9% 98.6% 98.4% 99.1% New Jersey/ New York Cit y East 171 22,001 16,290 74.0% 4.9% 95.3% 94.0% 95.3% 94.0% San Francisco Bay Area Nort hwest 242 19,992 17,010 85.1% 5.1% 92.4% 92.5% 92.7% 92.9% Seat t le Nort hwest 76 10,205 5,024 49.2% 1.5% 95.8% 96.3% 96.0% 96.7% Sout h Florida East 89 10,324 7,353 71.2% 2.2% 94.9% 93.2% 94.9% 93.2% Sout hern Calif ornia Sout hwest 298 55,723 45,363 81.4% 13.5% 97.9% 98.3% 98.0% 98.4% On Tarmac Various 31 2,598 2,373 91.3% 0.7% 90.1% 89.1% 90.1% 89.2% Canada East 19 6,383 5,080 79.6% 1.5% 94.1% 92.6% 94.1% 92.6% Mexico Lat in America 187 30,081 17,492 58.1% 5.2% 92.5% 92.0% 92.9% 92.8% Brazil Lat in America 8 2,576 129 5.0% 0.0% 100.0% 100.0% 100.0% 100.0%

Ame r i c a s t ot a l 1, 8 17 2 7 4 , 2 9 5 2 0 1, 7 0 0 7 3 . 5% 6 0 .. 1% 9 4 . 2% 9 4 . 3% 9 4 . 4% 9 4 . 5%

Belgium Nort hern 9 2,016 1,139 56.5% 0.3% 99.6% 99.4% 99.6% 99.4% France Sout hern 126 30,022 14,522 48.4% 4.4% 92.0% 90.3% 92.0% 90.3% Germany Nort hern 89 18,414 7,115 38.6% 2.1% 99.5% 99.3% 99.5% 99.3% Net herlands Nort hern 53 10,699 4,135 38.6% 1.2% 92.6% 90.7% 92.6% 90.7% Poland C.E.E. 95 20,569 8,702 42.3% 2.6% 88.3% 86.3% 91.4% 89.5% Spain Sout hern 26 7,125 3,541 49.7% 1.1% 87.8% 89.5% 94.9% 94.3% Unit ed Kingdom UK 73 17,231 7,992 46.4% 2.4% 97.5% 97.7% 98.2% 98.4%

Eur ope t ot a l 4 7 1 10 6 , 0 7 6 4 7 , 14 6 4 4 . 4% 14 . 1% 9 3 . 4% 9 2 . 4% 9 4 . 6% 9 3 . 4%

China China 25 5,500 2,312 42.0% 0.7% 97.4% 97.8% 97.4% 97.8% Japan Japan 45 21,372 7,872 36.8% 2.3% 96.9% 94.9% 97.1% 95.4% Singapore Singapore 5 942 942 100.0% 0.3% 100.0% 100.0% 100.0% 100.0%

Asi a t ot a l 7 5 2 7 , 8 14 11, 12 6 4 0 . 0% 3 . 3% 9 7 . 1% 9 5 . 9% 9 7 . 3% 9 6 . 2 % Tot a l gl oba l ma r k e t s 2 , 3 6 3 4 0 8 , 18 5 2 5 9 , 9 7 2 6 3 . 7% 7 7 . 5% 9 4 . 2% 9 4 . 0% 9 4 . 7% 9 4 . 4 % Re gi ona l ma r k e t s ( A)

It aly—Europe Sout hern 27 8,378 4,759 56.8% 1.4% 85.3% 82.5% 85.3% 82.5% Czech Republic—Europe C.E.E. 29 6,824 3,296 48.3% 1.0% 93.9% 92.3% 96.8% 95.3% San Ant onio—Americas Cent ral 50 5,606 4,185 74.7% 1.3% 96.2% 96.0% 96.2% 96.0% Denver—Americas Nort hwest 33 5,208 4,254 81.7% 1.3% 94.4% 93.2% 94.4% 93.2% Columbus—Americas Cent ral 37 9,727 7,763 79.8% 2.3% 91.8% 89.9% 91.9% 90.0% Hungary—Europe C.E.E. 30 5,347 2,355 44.0% 0.7% 84.1% 81.6% 85.4% 83.1% Sweden—Europe Nort hern 10 3,807 1,818 47.8% 0.6% 100.0% 100.0% 100.0% 100.0% Memphis—Americas Cent ral 17 6,270 5,474 87.3% 1.6% 99.5% 99.5% 99.5% 99.5% Cincinnat i—Americas Cent ral 27 6,663 4,142 62.2% 1.2% 97.6% 96.1% 97.6% 96.1% Orlando—Americas Cent ral 35 4,360 3,426 78.6% 1.0% 85.9% 84.6% 85.9% 84.6% Remaining ot her regional (6 market s) Various 137 22,295 15,020 67.4% 4.5% 94.4% 92.5% 94.6% 92.6%

Re gi ona l ma r k e t s t ot a l 4 3 2 8 4 , 4 8 5 5 6 , 4 9 2 6 6 . 9% 16 . 9% 9 3 . 1% 9 1. 8% 9 3 . 5% 9 2 . 1% Ot he r ma r k e t s ( 13 ma r k e t s) Various 201 32 , 143 18 , 877 5 8 . 7% 5 . 6% 8 9. 3% 9 1. 6% 90. 4% 92. 1%

Tot a l ope r a t i ng por t f ol i o—owne d a nd ma na ge d 2 , 996 524 , 8 13 335 , 341 6 3 . 9% 10 0 . 0% 9 3. 7% 9 3 . 5% 94. 2% 93. 9%

(A) Selected and ordered by Prologis share of NOI ($).

Copyright © 2013 Prologis

Operations Overview

Operating Portfolio – NOI and Gross Book Value

(dollars in thousands) Supplemental 1Q 2013

Regio n First Quart er N OI Gross B oo k V alue

Total Owned and Prologis Prologis % of Total Total Owned and Prologis Prologis % of Total M anaged Share ($) (A) Share (%) (A) M anaged Share ($) Share (%)

Gl obal M a r k e t s

U.S.

At lant a East $8,704 $6,728 77.3% 1.8% $634,868 $474,096 74.7% 2.0% Balt imore/ Washingt on East 10,284 6,397 62.2% 1.6% 630,207 384,189 61.0% 1.6% Cent ral Valley Nort hwest 6,636 5,358 80.7% 1.4% 471,416 366,114 77.7% 1.6% Cent ral & East ern PA East 11,185 5,069 45.3% 1.3% 789,441 391,880 49.6% 1.7% Chicago Cent ral 22,265 16,580 74.5% 4.4% 2,161,976 1,635,177 75.6% 6.9% Dallas/ Ft . Wort h Cent ral 14,826 11,707 79.0% 3.1% 1,117,405 873,474 78.2% 3.7% Houst on Cent ral 9,099 6,091 66.9% 1.6% 529,911 336,809 63.6% 1.4% New Jersey/ New York Cit y East 26,363 17,386 65.9% 4.6% 1,933,897 1,303,412 67.4% 5.5% San Francisco Bay Area Nort hwest 28,413 24,023 84.5% 6.3% 1,987,690 1,689,444 85.0% 7.1% Seat t le Nort hwest 12,854 6,175 48.0% 1.6% 947,871 469,262 49.5% 2.0% Sout h Florida East 13,301 9,625 72.4% 2.5% 1,017,771 754,593 74.1% 3.2% Sout hern Calif ornia Sout hwest 64,236 52,674 82.0% 13.8% 5,023,757 4,048,895 80.6% 17.1% On Tarmac Various 7,863 7,031 89.4% 1.8% 313,962 275,601 87.8% 1.2% Canada East 8,657 6,815 78.7% 1.8% 627,382 495,378 79.0% 2.1% Mexico Lat in America 30,554 17,784 58.2% 4.7% 1,807,070 1,001,818 55.4% 4.2% Brazil Lat in America 5,703 285 5.0% 0.1% 240,014 12,001 5.0% 0.1%

Ame r i c a s t ot a l 2 80, 943 199, 728 71. 1% 52. 4% 20, 234, 638 14 , 5 12 , 143 71. 7% 6 1. 4%

Belgium Nort hern 2,873 1,675 58.3% 0.4% 161,335 90,536 56.1% 0.4% France Sout hern 34,321 22,131 64.5% 5.8% 2,352,737 1,107,323 47.1% 4.7% Germany Nort hern 27,903 12,015 43.1% 3.2% 1,548,068 568,791 36.7% 2.4% Net herlands Nort hern 15,244 7,591 49.8% 2.0% 976,533 388,727 39.8% 1.6% Poland CEE 19,271 10,714 55.6% 2.8% 1,315,370 522,946 39.8% 2.2% Spain Sout hern 8,625 7,186 83.3% 1.9% 533,445 274,575 51.5% 1.2% Unit ed Kingdom UK 32,356 19,196 59.3% 5.1% 1,928,343 864,276 44.8% 3.7%

Eur ope t ot a l 14 0 , 5 9 3 8 0 , 5 0 8 5 7 . 3% 2 1. 2% 8 , 8 15 , 8 3 1 3 , 8 17 , 17 4 4 3 . 3% 16 . 2%

China China 4,191 1,285 30.7% 0.3% 282,811 89,316 31.6% 0.4% Japan Japan 55,622 29,685 53.4% 7.8% 4,095,938 1,463,708 35.7% 6.2% Singapore Singapore 2,459 2,459 100.0% 0.7% 147,302 147,302 100.0% 0.6%

Asi a t ot a l 6 2 , 2 7 2 3 3 , 4 2 9 5 3 . 7% 8 . 8% 4 , 5 2 6 , 0 5 1 1, 7 0 0 , 3 2 6 3 7 . 6% 7 . 2 % Tot a l gl oba l ma r k e t s 4 8 3 , 8 0 8 3 13 , 6 6 5 6 4 . 8% 8 2 . 4% 3 3 , 5 7 6 , 5 2 0 2 0 , 0 2 9 , 6 4 3 5 9 . 7% 8 4 .. 8 % Re gi ona l ma r k e t s ( B)

It aly—Europe Sout hern 8,086 6,845 84.7% 1.8% 514,227 289,055 56.2% 1.2% Czech Republic—Europe CEE 8,034 5,914 73.6% 1.6% 466,310 215,383 46.2% 0.9% San Ant onio—Americas Cent ral 4,780 3,617 75.7% 1.0% 257,817 183,339 71.1% 0.8% Denver—Americas Nort hwest 4,445 3,585 80.7% 0.9% 292,909 243,315 83.1% 1.0% Columbus—Americas Cent ral 4,817 3,489 72.4% 0.9% 372,245 287,779 77.3% 1.2% Hungary—Europe CEE 5,254 3,463 65.9% 0.9% 360,057 148,461 41.2% 0.6% Sweden—Europe Nort hern 5,854 3,448 58.9% 0.9% 355,178 159,332 44.9% 0.7% Memphis—Americas Cent ral 3,805 3,230 84.9% 0.8% 207,515 179,390 86.4% 0.8% Cincinnat i—Americas Cent ral 4,587 2,633 57.4% 0.7% 269,495 151,943 56.4% 0.6% Orlando—Americas Cent ral 3,491 2,591 74.2% 0.7% 277,548 206,414 74.4% 0.9% Remaining ot her regional (6 market s) Various 18,766 11,793 62.8% 3.1% 1,058,728 653,642 61.7% 2.8%

Re gi ona l ma r k e t s t ot a l 7 1, 9 19 5 0 , 6 0 8 7 0 . 4% 13 . 3% 4 , 4 3 2 , 0 2 9 2 , 7 18 , 0 5 3 6 1. 3% 11. 5 % Ot he r ma r k e t s ( 13 ma r k e t s) Various 26, 992 16 , 573 6 1. 4% 4 . 3% 1, 626, 426 883, 772 54. 3% 3 . 7%

Tot a l ope r a t i ng por t f ol i o—owne d a nd ma na ge d $582, 719 $380, 846 65. 4% 100. 0% $39, 634, 975 $ 23, 631, 468 59. 6% 10 0 . 0%

(A) Prologis’ share of NOI for the properties included in the NPR and PELP contributions include 100% of the NOI from January to the contribution date and then Prologis’ share subsequent to the contribution.

13 (B) Selected and ordered by Prologis share of NOI ($).

Copyright © 2013 Prologis

Operations Overview

Operating Portfolio – Summary by Division

Supplemental 1Q 2013

(square feet and dollars in thousands)

	# of Buildings	Square Feet				Occupied		Leased	
		Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Consolidated									
Americas	1,531	233,639	233,639	100.0%	69.7%	93.9%	93.9%	94.1%	94.1%
Europe	78	16,330	16,330	100.0%	4.9%	87.5%	87.5%	87.5%	87.5%
Asia	22	7,787	7,787	100.0%	2.3%	95.0%	95.0%	95.5%	95.5%
Total operating portfolio - consolidated	**1,631**	**257,756**	**257,756**	**100.0%**	**76.9%**	**93.5%**	**93.5%**	**93.7%**	**93.7%**
Unconsolidated									
Americas	802	127,294	28,392	22.3%	8.4%	93.6%	93.6%	93.9%	93.9%
Europe	510	119,736	45,854	38.3%	13.7%	93.7%	93.2%	95.0%	94.6%
Asia	53	20,027	3,339	16.7%	1.0%	98.0%	98.0%	98.0%	98.0%
Total operating portfolio - unconsolidated	**1,365**	**267,057**	**77,585**	**29.1%**	**23.1%**	**94.0%**	**93.5%**	**94.7%**	**94.5%**
Total									
Americas	2,333	360,933	262,031	72.6%	78.1%	93.8%	93.8%	94.0%	94.1%
Europe	588	136,066	62,184	45.7%	18.6%	92.9%	91.6%	94.1%	92.7%
Asia	75	27,814	11,126	40.0%	3.3%	97.1%	95.9%	97.3%	96.2%
Total operating portfolio - owned and managed	**2,996**	**524,813**	**335,341**	**63.9%**	**100.0%**	**93.7%**	**93.5%**	**94.2%**	**93.9%**
Value added properties - consolidated	16	2,084	2,084	100.0%		42.4%	42.4%	42.4%	42.4%
Value added properties - unconsolidated	6	575	138	24.0%		37.1%	37.1%	37.1%	37.1%
Total owned and managed	**3,018**	**527,472**	**337,563**	**64.0%**		**93.5%**	**93.2%**	**93.9%**	**93.5%**

	First Quarter NOI				Gross Book Value			
	Total Owned and Managed	Prologis Share ($) (A)	Prologis Share (%) (A)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Consolidated								
Americas	$214,916	$214,916	100.0%	56.4%	$15,081,626	$15,081,626	100.0%	63.8%
Europe	21,855	21,855	100.0%	5.7%	1,226,400	1,226,400	100.0%	5.2%
Asia	14,446	14,446	100.0%	3.8%	1,126,436	1,126,436	100.0%	4.8%
Total operating portfolio - consolidated	**$251,217**	**$251,217**	**100.0%**	**65.9%**	**$17,434,462**	**$17,434,462**	**100.0%**	**73.8%**
Unconsolidated								
Americas	$130,715	$28,865	22.1%	7.6%	$9,160,156	$2,056,976	22.5%	8.7%
Europe	152,961	81,781	53.5%	21.5%	9,640,742	3,566,140	37.0%	15.1%
Asia	47,826	18,983	39.7%	5.0%	3,399,615	573,890	16.9%	2.4%
Total operating portfolio - unconsolidated	**$331,502**	**$129,629**	**39.1%**	**34.1%**	**$22,200,513**	**$6,197,006**	**27.9%**	**26.2%**
Total								
Americas	$345,631	$243,781	70.5%	64.0%	$24,241,782	$17,138,602	70.7%	72.5%
Europe	174,816	103,636	59.3%	27.2%	10,867,142	4,792,540	44.1%	20.3%
Asia	62,272	33,429	53.7%	8.8%	4,526,051	1,700,326	37.6%	7.2%
Total operating portfolio - owned and managed	**$582,719**	**$380,846**	**65.4%**	**100.0%**	**$39,634,975**	**$23,631,468**	**59.6%**	**100.0%**
Value added properties - consolidated	454	454	100.0%		86,613	86,613	100.0%	
Value added properties - unconsolidated	151	36	23.8%		43,784	10,522	24.0%	
Total owned and managed	**$583,324**	**$381,336**	**65.4%**		**$39,765,372**	**$23,728,603**	**59.7%**	

(A) Prologis' share of NOI for the properties included in the NPR and PELP contributions include 100% of the NOI from January to the contribution date and then Prologis' share subsequent to the contribution.

14

Copyright © 2013 Prologis

Operations Overview

Operating Metrics – Owned and Managed

(square feet and dollars in thousands)

Supplemental 1Q 2013

Period Ending Occupancy by Division

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Total

93.1% 94.0% 93.7%

92.4%

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Asia

96.8% 96.9% 97.1%

96.5%

93.0% 92.9%

92.1% 92.0%

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Europe

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Americas

94.2% 93.8%

93.3%

92.2%

100% 95% 90% 85%

Leasing Activity

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Square feet of leases signed:

Properties under development 2,863 2,279 3,772 3,787 Operating portfolio: New leases 11,947 12,102 11,571 9,688 Renew als 20,189 24,599 25,118 22,374 Square feet of leases signed in the operating porfolio 32,136 36,701 36,689 32,062

Total square feet of leases signed 34,999 38,980 40,461 35,849

Percentage change in rental rates on operating portfolio (3.8%) (1.7%) (2.1%) 2.0%

Weighted Average Customer Retention Turnover Costs (per square foot) (A) Percentage Change in Rental Rates

5.0% $1.75 $1.65 3.0% 2.0% $1.55 1.0%

$1.50 $1.50 $1.45 -1.0%

$1.38

$1.36 -1.7% -2.1% $1.35 -3.0% $1.25 -5.0% -3.8%

Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2012 Q3 2012 Q4 2012 Q1 2013

90% 87.5% 87.3% 85% 82.4%

80% 78.0%

75% 70% 65% 60%

Q2 2012 Q3 2012 Q4 2012 Q1 2013

15 (A) Turnover costs per foot represent expected costs based on the leases signed during the quarter.

Copyright © 2013 Prologis

Operations Overview

Operating Metrics – Owned and Managed

(square feet and dollars in thousands) Supplemental 1Q 2013

Capital Expenditures Incurred Same Store Information (A)

Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2012 Q3 2012 Q4 2012 Q1 2013

Property improvements $ 21,056 $ 33,704 $ 47,517 $ 18,264 Square feet of population 519,939 514,031 501,957 510,295

$ per square foot $ 0.04 $ 0.06 $ 0.09 $ 0.03 Percentage change:

Rental income 1.5% 2.3% 1.8% 2.7%

Tenant improvements 29,243 31,515 36,715 27,241 Rental expenses 4.8% 1.1% 6.8% 9.1%

Leasing commissions 18,523 21,483 25,166 18,344 Net operating income - GAAP 0.4% 2.7% 0.1% 0.3%

Total turnover costs (B) 47,766 52,998 61,881 45,585 Net operating income - adjusted cash 2.3% 3.0% 0.8% 1.8%

Total capital expenditures $ 68,822 $ 86,702 $ 109,398 $ 63,849 Average occupancy 2.9% 2.3% 2.1% 1.6%

Weighted average ow nership percent 72.2% 72.0% 75.4% 75.3%

Prologis share $ 49,689 $ 62,428 $ 82,488 $ 48,076

Capital Expeditures - % of Gross NOI

(trailing four quarters) ‘

20.0%

18.0%

16.0% 13.9% 14.0%

14.0% 12.7%

12.0%

12.0%

10.0%

8.0%

6.0%

4.0%

2.0%

0.0%

Q2 2012 Q3 2012 Q4 2012 Q1 2013

Don’t Delete this cell

(A) See the Notes and Definitions for further explanations.

(B) Turnover costs represent costs incurred during the quarter.

16 Copyright © 2013 Prologis

Operations Overview

Customer Information – Owned and Managed

Supplemental 1Q 2013

(square feet and dollars in thousands)

Top Customers

		% of Annual Base Rent	Total Square Feet
1	DHL	2.0%	12,089
2	CEVA Logistics	1.3%	6,872
3	Kuehne & Nagel	1.2%	5,974
4	Geodis	0.9%	5,638
5	Home Depot, Inc.	0.9%	4,326
6	Amazon.com, Inc.	0.9%	4,678
7	FedEx Corporation	0.8%	2,372
8	PepsiCo	0.8%	5,350
9	United States Government	0.8%	1,483
10	Hitachi Ltd	0.7%	2,141
Top 10 Customers		10.3%	50,923
11	Tesco PLC	0.7%	2,693
12	Panasonic Logistics Co. Ltd.	0.6%	2,248
13	Panalpina, Inc.	0.6%	2,457
14	Sagaw a Express	0.6%	1,120
15	Wal-Mart Stores	0.5%	2,655
16	ND Logistics	0.5%	2,481
17	Nippon Express Group	0.5%	1,353
18	UPS SCS (United Parcel Service Inc.)	0.5%	2,217
19	National Distribution Centers LP	0.5%	3,488
20	APL (Neptune Orient Lines)	0.4%	3,888
21	LG	0.4%	2,540
22	DB Schenker	0.4%	2,244
23	La Poste	0.4%	1,278
24	Catepillar Logistics Services	0.4%	1,153
25	Bayerische Motoren Werke Ag (BMW)	0.4%	1,916
Top 25 Customers		17.7%	84,655

Lease Expirations - Operating Portfolio - Owned and Managed

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 37,795	1.4%	11,303	2.3%
2013	375,801	14.2%	68,014	13.8%
2014	480,837	18.1%	93,219	18.9%
2015	438,690	16.5%	85,534	17.4%
2016	335,359	12.6%	65,450	13.3%
2017	320,615	12.1%	60,266	12.3%
Thereafter	664,888	25.1%	108,137	22.0%
Total	$ 2,653,985	100%	491,923	100%

Lease Expirations - Operating Portfolio - Prologis Share

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 25,126	1.5%	7,602	2.4%
2013	236,994	14.5%	43,244	13.8%
2014	296,735	18.2%	61,203	19.5%
2015	275,932	16.9%	55,719	17.8%
2016	220,053	13.5%	44,168	14.1%
2017	197,631	12.1%	37,720	12.0%
Thereafter	377,919	23.3%	63,903	20.4%
Total	$ 1,630,390	100%	313,559	100%

17

Copyright © 2013 Prologis

Capital Deployment

Dispositions and Contributions

Supplemental 1Q 2013

(square feet and dollars in thousands)

	Q1 2013				
	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)
Third Party Building Dispositions					
Americas					
Prologis wholly owned	196	196	15,369	15,369	100.0%
Prologis AMS (B)	229	88	20,600	7,929	38.5%
Total Americas	**425**	**284**	**35,969**	**23,298**	**64.8%**
Europe					
Prologis wholly owned	-	-	-	-	-
Total Europe	**-**	**-**	**-**	**-**	**-**
Asia					
Prologis wholly owned	-	-	-	-	-
Prologis Japan Fund 1	551	110	114,040	22,808	20.0%
Total Asia	**551**	**110**	**114,040**	**22,808**	**20.0%**
Total Third Party Building Dispositions	**976**	**394**	**$150,009**	**$46,106**	**30.7%**
Building Contributions and Dispositions to Co-Investment Ventures					
Americas					
Brazil Fund and joint ventures	823	206	97,383	24,346	25.0%
Total Americas	**823**	**206**	**97,383**	**24,346**	**25.0%**
Europe					
Prologis Targeted Europe Logistics Fund	571	571	39,722	26,872	67.7%
Prologis European Logistics Partners (PELP)	48,743	48,743	3,074,924	1,537,462	50.0%
Total Europe	**49,314**	**49,314**	**3,114,646**	**1,564,334**	**50.2%**
Asia					
Nippon Prologis REIT (NPR)	9,573	9,573	1,862,833	1,583,408	85.0%
Total Asia	**9,573**	**9,573**	**1,862,833**	**1,583,408**	**85.0%**
Total Contributions and Dispositions to Co-Investment Ventures	**59,710**	**59,093**	**$5,074,862**	**$3,172,088**	**62.5%**
Total Building Dispositions and Contributions	**60,686**	**59,487**	**$5,224,871**	**$3,218,194**	**61.6%**
Land dispositions			52,089	52,089	100.0%
Other real estate dispositions			705	705	100.0%
Grand Total Dispositions and Contributions			**$5,277,665**	**$3,270,988**	**62.0%**
Weighted average stabilized cap rate on building dispositions and contributions				**6.6%**	

(A) Prologis share reflects our effective ownership. For contributions, this amount reflects gross cash proceeds to Prologis (net of units received for partial consideration).
(B) This is a consolidated fund.

18

Copyright © 2013 Prologis

Capital Deployment

Third Party Building Acquisitions

(square feet and dollars in thousands) Supplemental 1Q 2013

Q1 2013

Prologis Share of Prologis Share of Prologis Share of Square Feet Acquisition Cost Acquisition Square Feet Acquisition Cost ($) Cost (%) (A)

Third Party Building Acquisitions

Americas

Prologis w holly ow ned 51 51 $ 3,123 $ 3,123 100.0%

Total Americas 51 51 3,123 3,123 100.0%

Europe

Prologis European Properties Fund II 131 39 10,968 3,257 29.7%

Total Europe 131 39 10,968 3,257 29.7%

Asia — — — — -

Total Third Party Building Acquisitions 182 90 $ 14,091 $ 6,380 45.3%

Weighted average stabilized cap rate 9.4%

19 (A) Prologis share reflects our effective ownership.

Copyright © 2013 Prologis

Capital Deployment

Development Starts – Q1 2013

(in thousands, except percent and per square foot) Supplemental 1Q 2013

Total Q1 2013 Prologis Share ($)—Q1 2013 Prologis Share (%)—Q1 2013 (A)

Total Expected Cost Per Leased % at Total Expected Cost Per Leased % at Total Expected Square Feet Investment Square Foot Start Square Feet Investment Square Foot Start Square Feet Investment

Americas

Consolidated 2,670 $122,054 $46 93.8% 2,670 $122,054 $46 93.8% 100.0% 100.0% Brazil Fund and joint ventures 1,197 126,870 106 0.0% 299 31,718 106 0.0% 25.0% 25.0% Total Americas 3,867 248,924 64 64.8% 2,969 153,772 52 84.4% 76.8% 61.8%

Europe

Consolidated — — — — —Total Europe — — — — —

Asia

Consolidated 446 64,246 144 0.0% 446 64,246 144 0.0% 100.0% 100.0% Total Asia 446 64,246 144 0.0% 446 64,246 144 0.0% 100.0% 100.0%

Total 4,313 $313,170 $73 58.1% 3,415 $218,018 $64 73.3% 79.2% 69.6%

Weighted average estimated stabilized yield 8.4% Pro forma NOI $26,455 Weighted average estimated cap rate at stabilization 6.9% Estimated value creation (B) $68,311 Estimated development margin 21.8%

Prologis share of estimated value creation on development starts (B) 56.7% Prologis share of estimated value creation on development starts (B) $38,709

Historical Development Starts (TEI) Q1 2013 Development Starts

$1,800,000 $1,552,785 $1,600,000 $1,400,000 $1,200,000 $1,016,763 $1,000,000 $758,905 $800,000 $600,000 $313,877 $313,170 $400,000 $200,000 $-2009 2010 2011 2012 YTD 2013

Americas Europe Asia Americas Europe Asia Prologis Share Partners’ Share Build to Suit Speculative

(A) Prologis share reflects our effective ownership.

20 (B) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section. Copyright © 2013 Prologis

Capital Deployment

Development Portfolio

Supplemental 1Q 2013

(in thousands, except percent)

	Pre-Stabilized Developments		Under Development: 2013 Expected Completion		Under Development: 2014 and thereafter Expected Completion		Under Development: Total Under Development		Total Development Portfolio			
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	Prologis share of TEI $	% of Total	Leased %
Consolidated												
U.S.												
Central	147	$7,817	1,302	$61,021	1,225	$49,404	2,527	$ 110,425	$ 118,242	$ 118,242	6.7%	65.0%
East	272	24,486	1,923	95,331	878	101,759	2,801	197,090	221,576	221,576	12.6%	71.4%
Northwest	-	-	1,258	134,123	-	-	1,258	134,123	134,123	134,123	7.7%	80.9%
Southwest	414	26,774	801	47,908	-	-	801	47,908	74,682	74,682	4.3%	0.0%
U.S. Total	833	59,077	5,284	338,383	2,103	151,163	7,387	489,546	548,623	548,623	31.3%	60.2%
Canada	-	-	910	105,399	-	-	910	105,399	105,399	105,399	6.0%	0.0%
Latin America	235	11,137	754	45,227	-	-	754	45,227	56,364	56,364	3.2%	8.0%
Americas total	**1,068**	**70,214**	**6,948**	**489,009**	**2,103**	**151,163**	**9,051**	**640,172**	**710,386**	**710,386**	**40.5%**	**49.7%**
Europe												
Central Europe	201	10,406	265	15,009	-	-	265	15,009	25,415	25,415	1.5%	100.0%
United Kingdom	-	-	698	66,875	-	-	698	66,875	66,875	66,875	3.8%	100.0%
Europe total	**201**	**10,406**	**963**	**81,884**	**0**	**0**	**963**	**81,884**	**92,290**	**92,290**	**5.3%**	**100.0%**
Asia												
Japan	1,024	161,032	2,552	348,664	1,185	159,741	3,737	508,405	669,437	669,437	38.2%	72.9%
China	-	-	568	22,773	-	-	568	22,773	22,773	22,773	1.3%	77.0%
Asia total	**1,024**	**161,032**	**3,120**	**371,437**	**1,185**	**159,741**	**4,305**	**531,178**	**692,210**	**692,210**	**39.5%**	**73.3%**
Total global markets	**2,293**	**241,652**	**11,031**	**942,330**	**3,288**	**310,904**	**14,319**	**1,253,234**	**1,494,886**	**1,494,886**	**85.3%**	**60.8%**
Regional and other markets												
Americas	-	-	1,253	49,476	-	-	1,253	49,476	49,476	49,476	2.9%	61.2%
Europe	260	14,100	-	-	-	-	-	-	14,100	14,100	0.8%	69.6%
Total regional and other markets	**260**	**14,100**	**1,253**	**49,476**	**-**	**-**	**1,253**	**49,476**	**63,576**	**63,576**	**3.7%**	**62.6%**
Total consolidated development portfolio	**2,553**	**255,752**	**12,284**	**991,806**	**3,288**	**310,904**	**15,572**	**1,302,710**	**1,558,462**	**1,558,462**	**89.0%**	**60.9%**
Unconsolidated												
Prologis Targeted U.S. Logistics Fund	272	31,786	-	-	-	-	-	-	31,786	7,639	0.4%	0.0%
Brazil Fund and joint ventures	-	-	2,411	242,046	621	66,823	3,032	308,869	308,869	154,435	8.8%	30.2%
Prologis Targeted Europe Logistics Fund	47	5,669	249	23,769	-	-	249	23,769	29,438	9,523	0.5%	0.0%
Prologis European Logistics Partners (PELP)	-	-	-	-	262	16,058	262	16,058	16,058	8,029	0.5%	100.0%
Prologis China Logistics Venture I	-	-	598	33,859	1,078	58,903	1,676	92,762	92,762	13,914	0.8%	0.0%
Total unconsolidated development portfolio	319	37,455	3,258	299,674	1,961	141,784	5,219	441,458	478,913	193,540	11.0%	**21.2%**
Total development portfolio - owned & managed	**2,872**	**$293,207**	**15,542**	**$ 1,291,480**	**5,249**	**$ 452,688**	**20,791**	**$ 1,744,168**	**$ 2,037,375**	**$ 1,752,002**	**100.0%**	**51.7%**
Total development portfolio - Prologis share	2,633	$ 265,225	13,660	$ 1,125,598	3,891	$ 361,180	17,551	$ 1,486,778	$ 1,752,003			**57.6%**
Total development portfolio - Prologis share (%)	91.7%	90.5%	87.9%	87.2%	74.1%	79.8%	84.4%	85.2%	86.0%			
Cost to complete		$ 18,461		$ 613,483		$ 335,303		$ 948,786	$ 967,247			
Prologis share of cost to complete		$ 14,265		$ 520,353		$ 261,722		$ 782,075	$ 796,340			
Percent build to suit (based on Prologis share)		0.0%		62.4%		15.9%		51.1%	43.4%			
Leased percent		59.7%		53.3%		42.4%		50.5%	51.7%			
Weighted average estimated stabilized yield		7.4%		8.0%		7.5%		7.9%	7.8%			
Pro forma NOI									158,517			
Weighted average estimated cap rate at stabilization									6.4%			
Estimated value creation (A)									439,262			
Estimated development margin									21.6%			
Prologis share of estimated value creation (A)									370,973			
Prologis share of estimated value creation (A)									84.5%			

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

22

Copyright © 2013 Prologis

Capital Deployment

Land Portfolio – Owned and Managed

Supplemental 1Q 2013

(square feet and dollars in thousands)

Land by Market	Region	Acres: Total Owned & Managed	Acres: Prologis Share	Acres: Prologis Share (%)	Acres: Estimated Build Out Potential (sq ft) (A)	Current Book Value: Total Owned & Managed	Current Book Value: Prologis Share ($)	Current Book Value: Prologis Share (%)	Current Book Value: % of Total
Global markets									
U.S.									
Atlanta	East	613	613	100.0%	8,655	$ 26,424	$ 26,424	100.0%	1.5%
Baltimore/Washington	East	106	106	100.0%	1,290	13,505	13,505	100.0%	0.8%
Central Valley	Northwest	1,156	1,156	100.0%	20,760	38,276	38,276	100.0%	2.1%
Central & Eastern PA	East	311	311	100.0%	3,984	27,393	27,393	100.0%	1.5%
Chicago	Central	567	567	100.0%	10,361	49,329	49,329	100.0%	2.7%
Dallas/Ft. Worth	Central	351	351	100.0%	5,973	19,433	19,433	100.0%	1.1%
Houston	Central	47	47	100.0%	647	5,422	5,422	100.0%	0.3%
New Jersey/New York City	East	323	323	100.0%	4,710	129,901	129,901	100.0%	7.2%
South Florida	East	341	341	100.0%	5,794	141,372	141,372	100.0%	7.9%
Southern California	Southwest	818	818	100.0%	16,255	186,034	186,034	100.0%	10.3%
Canada	Canada	183	183	100.0%	3,485	61,506	61,506	100.0%	3.4%
Mexico	Mexico	891	891	100.0%	17,451	177,346	177,346	100.0%	9.9%
Brazil	Brazil	246	123	50.0%	3,541	80,117	40,059	50.0%	2.2%
Americas total		**5,953**	**5,830**	**97.9%**	**102,906**	**956,058**	**916,000**	**95.8%**	**50.9%**
Belgium	Northern	30	30	100.0%	639	9,976	9,976	100.0%	0.6%
France	Southern	503	503	100.0%	9,065	87,247	87,247	100.0%	4.8%
Germany	Northern	116	116	100.0%	2,445	21,568	21,568	100.0%	1.2%
Netherlands	Northern	68	68	100.0%	1,823	65,314	65,314	100.0%	3.6%
Poland	C.E.E.	775	775	100.0%	14,096	92,888	92,888	100.0%	5.2%
Spain	Southern	100	100	100.0%	2,021	15,293	15,293	100.0%	0.9%
United Kingdom	UK	951	951	100.0%	14,122	232,919	232,919	100.0%	12.9%
Europe total		**2,543**	**2,543**	**100.0%**	**44,211**	**525,205**	**525,205**	**100.0%**	**29.2%**
China	China	136	36	26.5%	3,339	40,852	13,352	32.7%	0.7%
Japan	Japan	70	70	100.0%	3,504	94,769	94,769	100.0%	5.3%
Asia total		**206**	**106**	**51.5%**	**6,843**	**135,621**	**108,121**	**79.7%**	**6.0%**
Total global markets		**8,702**	**8,479**	**97.4%**	**153,960**	**1,616,884**	**1,549,326**	**95.8%**	**86.1%**
Regional markets (B)									
Czech Republic - Europe	C.E.E.	247	247	100.0%	4,056	39,303	39,303	100.0%	2.2%
Hungary - Europe	C.E.E.	338	338	100.0%	5,686	36,688	36,688	100.0%	2.0%
Italy - Europe	Southern	107	107	100.0%	2,451	31,613	31,613	100.0%	1.8%
Central Florida - Americas	East	129	129	100.0%	1,901	26,000	26,000	100.0%	1.4%
Slovakia - Europe	C.E.E.	96	96	100.0%	2,093	16,284	16,284	100.0%	0.9%
Denver - Americas	Northwest	66	66	100.0%	1,231	8,948	8,948	100.0%	0.5%
Memphis - Americas	Central	165	165	100.0%	2,859	6,823	6,823	100.0%	0.4%
Indianapolis - Americas	Central	127	127	100.0%	2,333	4,507	4,507	100.0%	0.3%
Phoenix - Americas	Southwest	42	42	100.0%	707	4,238	4,238	100.0%	0.2%
Columbus - Americas	Central	142	142	100.0%	2,306	4,203	4,203	100.0%	0.2%
Cincinnati - Americas	Central	15	15	100.0%	216	1,507	1,507	100.0%	0.1%
Total regional markets		**1,474**	**1,474**	**100.0%**	**25,839**	**180,114**	**180,114**	**100.0%**	**10.0%**
Total other markets (10 markets)	Various	**793**	**793**	**100.0%**	**13,514**	**69,525**	**69,525**	**100.0%**	**3.9%**
Total land portfolio - owned and managed		**10,969**	**10,746**	**98.0%**	**193,313**	**$ 1,866,523**	**$ 1,798,965**	**96.4%**	**100.0%**
Original Cost Basis						**$ 2,922,664**	**$ 2,856,215**		

(A) Represents estimated finished square feet available for rent upon completion of an industrial building on existing parcels of land.
(B) Ordered by our share of current book value.

23
Copyright © 2013 Prologis

Private Capital

Detail Information

Supplemental 1Q 2013

Investment Information

Co-Investment Ventures Type Investment Type Geographic Focus Ownership Date Established Term / Structure

Prologis Institutional Alliance Fund II Core Consolidated US 28.2% June 2001 Closed end Prologis AMS Core Consolidated US 38.5% June 2004 Closed end Prologis Mexico Fondo Logistico (A) Core/Development Consolidated Mexico 20.0% July 2010 Closed end Prologis Targeted U.S. Logistics Fund (A) Core Unconsolidated US 24.0% October 2004 Open end Prologis North American Industrial Fund Core Unconsolidated US 23.1% March 2006 Open end Prologis DFS Fund I Development Unconsolidated US 15.0% October 2006 Closed end Prologis North American Industrial Fund III Core Unconsolidated US 20.0% July 2007 Closed end Prologis SGP Mexico Core Unconsolidated Mexico 21.6% December 2004 Closed end Prologis Mexico Industrial Fund Core Unconsolidated Mexico 20.0% August 2007 Closed end Prologis Brazil Logistics Partners Fund I (A)(B) Development Unconsolidated Brazil 50.0% December 2010 Closed end Prologis Targeted Europe Logistics Fund (A) Core Unconsolidated Europe 32.4% June 2007 Open end Prologis European Properties Fund II (A) Core Unconsolidated Europe 30.7% August 2007 Open end Europe Logistics Venture 1 (A) Core Unconsolidated Europe 15.0% February 2011 Open end Prologis European Logistics Partners (A) Core Unconsolidated Europe 50.0% March 2013 Open end Prologis Japan Fund 1 Core Unconsolidated Japan 20.0% June 2005 Closed end

Nippon Prologis REIT (A) Core Unconsolidated Japan 15.0% February 2013 Public, Tokyo Exchange Prologis China Logistics Venture 1 (A) Core/Development Unconsolidated China 15.0% March 2011 Closed end

Information by Unconsolidated Co-investment Venture (C):

Prologis’ Share

First Gross Book Value of First Annualized Total Other Tangible Prologis Investment In (in thousands) Square Feet Quarter NOI Operating Buildings Debt Quarter NOI Pro forma NOI Debt Assets (Liabilities) and Advances To

Prologis North American Industrial Fund 47,340 $40,809 $2,888,291 $1,192,165 $9,410 $37,640 $274,913 $13,255 $211,888 Prologis North American Industrial Fund III 17,655 13,165 902,372 647,183 2,633 10,532 129,437 3,026 22,495 Prologis Targeted U.S. Logistics Fund 44,435 55,085 4,158,395 1,605,989 13,239 52,952 385,960 6,943 636,375 Prologis Mexico Industrial Fund 9,502 9,035 599,672 214,149 1,807 7,228 42,830 962 50,010 Prologis SGP Mexico 6,361 7,069 415,197 214,371 1,527 6,108 46,304 (12,104) 33,638 Brazil Fund and joint ventures 2,576 5,703 240,013 - 285 1,140 - 63,526 170,230

Americas 127,869 130,866 9,203,940 3,873,857 28,901 115,600 879,444 75,608 1,124,636

Prologis European Properties Fund II 55,404 72,971 4,675,191 1,677,590 22,365 89,460 514,181 (8,078) 388,032 Prologis Targeted Europe Logistics Fund 12,466 18,906 1,521,185 620,689 6,116 24,464 200,793 (2,343) 263,334 Prologis European Logistics Partners (D) 48,743 7,637 3,212,671 356,346 3,818 105,729 178,173 (7,281) 1,356,268 Europe Logistics Venture I 3,123 4,667 231,695 - 700 2,800 - 591 33,949

Europe 119,736 104,181 9,640,742 2,654,625 32,999 222,453 893,147 (17,111) 2,041,583

Prologis Japan Fund 1 6,703 18,837 1,278,965 704,505 3,767 15,068 140,901 21,424 127,888 Nippon Prologis REIT (E) 9,574 12,786 1,893,008 857,056 1,918 15,344 128,558 (3,032) 128,888 Prologis China Logistics Venture 1 3,750 3,419 227,642 138,000 513 2,052 20,700 6,044 35,234

Asia 20,027 35,042 3,399,615 1,699,561 6,198 32,464 290,159 24,436 292,010 Total 267,632 $270,089 $22,244,297 $8,228,043 $68,098 $370,517 $2,062,750 $82,933 $3,458,229

(A) These funds are or may be actively investing in new properties through acquisition and/or development activities, whereas the remaining funds do not expect to be actively investing in new properties. (B) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of an entity that is accounted for on the equity method (“Brazil Fund”). The Brazil Fund develops industrial properties in Brazil and has sold properties to an entity in which it maintains an equity interest. We also have other joint ventures that we account for using the equity method. We show our ownership in these entities at our effective ownership and include the properties in our owned and managed pool.

(C) Values represent Prologis’ stepped up basis and may not be comparable to values reflected in the entities’ stand alone financial statements calculated on a different basis. (D) Balance sheet information represents value at the end of the period. NOI represents actual NOI earned by the co-investment venture during the quarter.

(E)Because this entity is a public company in Japan that has not reported financials results, we are presenting the gross book value of buildings based on contribution amounts, debt information based on 24 public filings and NOI based upon actual NOI earned while these properties were consolidated.

24 Copyright © 2013 Prologis

Private Capital

Detail Information

Supplemental 1Q 2013

Investment Information

Co-Investment Ventures	Type	Investment Type	Geographic Focus	Ownership	Date Established	Term / Structure
Prologis Institutional Alliance Fund II	Core	Consolidated	US	28.2%	June 2001	Closed end
Prologis AMS	Core	Consolidated	US	38.5%	June 2004	Closed end
Prologis Mexico Fondo Logistico (A)	Core/Development	Consolidated	Mexico	20.0%	July 2010	Closed end
Prologis Targeted U.S. Logistics Fund (A)	Core	Unconsolidated	US	24.0%	October 2004	Open end
Prologis North American Industrial Fund	Core	Unconsolidated	US	23.1%	March 2006	Open end
Prologis DFS Fund I	Development	Unconsolidated	US	15.0%	October 2006	Closed end
Prologis North American Industrial Fund III	Core	Unconsolidated	US	20.0%	July 2007	Closed end
Prologis SGP Mexico	Core	Unconsolidated	Mexico	21.6%	December 2004	Closed end
Prologis Mexico Industrial Fund	Core	Unconsolidated	Mexico	20.0%	August 2007	Closed end
Prologis Brazil Logistics Partners Fund I (A)(B)	Development	Unconsolidated	Brazil	50.0%	December 2010	Closed end
Prologis Targeted Europe Logistics Fund (A)	Core	Unconsolidated	Europe	32.4%	June 2007	Open end
Prologis European Properties Fund II (A)	Core	Unconsolidated	Europe	30.7%	August 2007	Open end
Europe Logistics Venture 1 (A)	Core	Unconsolidated	Europe	15.0%	February 2011	Open end
Prologis European Logistics Partners (A)	Core	Unconsolidated	Europe	50.0%	March 2013	Open end
Prologis Japan Fund 1	Core	Unconsolidated	Japan	20.0%	June 2005	Closed end
Nippon Prologis REIT (A)	Core	Unconsolidated	Japan	15.0%	February 2013	Public, Tokyo Exchange
Prologis China Logistics Venture 1 (A)	Core/Development	Unconsolidated	China	15.0%	March 2011	Closed end

Information by Unconsolidated Co-investment Venture (C):

(in thousands)	Square Feet	First Quarter NOI	Gross Book Value of Operating Buildings	Debt	Prologis' Share: First Quarter NOI	Prologis' Share: Annualized Pro forma NOI	Prologis' Share: Debt	Prologis' Share: Total Other Tangible Assets (Liabilities)	Prologis Investment In and Advances To
Prologis North American Industrial Fund	47,340	$40,809	$2,888,291	$1,192,165	$9,410	$37,640	$274,913	$13,255	$211,888
Prologis North American Industrial Fund III	17,655	13,165	902,372	647,183	2,633	10,532	129,437	3,026	22,495
Prologis Targeted U.S. Logistics Fund	44,435	55,085	4,158,395	1,605,989	13,239	52,952	385,960	6,943	636,375
Prologis Mexico Industrial Fund	9,502	9,035	599,672	214,149	1,807	7,228	42,830	962	50,010
Prologis SGP Mexico	6,361	7,069	415,197	214,371	1,527	6,108	46,304	(12,104)	33,638
Brazil Fund and joint ventures	2,576	5,703	240,013	-	285	1,140	-	63,526	170,230
Americas	**127,869**	**130,866**	**9,203,940**	**3,873,857**	**28,901**	**115,600**	**879,444**	**75,608**	**1,124,636**
Prologis European Properties Fund II	55,404	72,971	4,675,191	1,677,590	22,365	89,460	514,181	(8,078)	388,032
Prologis Targeted Europe Logistics Fund	12,466	18,906	1,521,185	620,689	6,116	24,464	200,793	(2,343)	263,334
Prologis European Logistics Partners (D)	48,743	7,637	3,212,671	356,346	3,818	105,729	178,173	(7,281)	1,356,268
Europe Logistics Venture I	3,123	4,667	231,695	-	700	2,800	-	591	33,949
Europe	**119,736**	**104,181**	**9,640,742**	**2,654,625**	**32,999**	**222,453**	**893,147**	**(17,111)**	**2,041,583**
Prologis Japan Fund 1	6,703	18,837	1,278,965	704,505	3,767	15,068	140,901	21,424	127,888
Nippon Prologis REIT (E)	9,574	12,786	1,893,008	857,056	1,918	15,344	128,558	(3,032)	128,888
Prologis China Logistics Venture 1	3,750	3,419	227,642	138,000	513	2,052	20,700	6,044	35,234
Asia	**20,027**	**35,042**	**3,399,615**	**1,699,561**	**6,198**	**32,464**	**290,159**	**24,436**	**292,010**
Total	**267,632**	**$270,089**	**$22,244,297**	**$8,228,043**	**$68,098**	**$370,517**	**$2,062,750**	**$82,933**	**$3,458,229**

(A) These funds are or may be actively investing in new properties through acquisition and/or development activities, whereas the remaining funds do not expect to be actively investing in new properties.

(B) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of an entity that is accounted for on the equity method ("Brazil Fund"). The Brazil Fund develops industrial properties in Brazil and has sold properties to an entity in which it maintains an equity interest. We also have other joint ventures that we account for using the equity method. We show our ownership in these entities at our effective ownership and include the properties in our owned and managed pool.

(C) Values represent Prologis' stepped up basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(D) Balance sheet information represents value at the end of the period. NOI represents actual NOI earned by the co-investment venture during the quarter.

(E)Because this entity is a public company in Japan that has not reported financials results, we are presenting the gross book value of buildings based on contribution amounts, debt information based on public filings and NOI based upon actual NOI earned while these properties were consolidated.

24

Copyright © 2013 Prologis

Capitalization

Debt and Equity Summary

(dollars and shares in millions) Supplemental 1Q 2013

Prologis

Unsecured Secured C onsolidat ed Tot al U nconsolidat ed Pro lo gis W t d. A vg.

Senior Exchang eable C redit Ot her Mort g age Ent it ies C onso lidat ed Ent it ies To t al Share of Prologis Int erest

Maturity Debt Deb t Facilit ies D ebt D eb t Tot al Debt Debt Deb t Debt Tot al D eb t Share ( %) R at e ( A )

2013 $299 $341 $0 $0 $42 $682 $117 $799 $864 $1,663 $939 56.5% 4.3%

2014 895 - 383 526 427 2,231 79 2,310 1,728 4,038 2,790 69.1% 3.8%

2015 175 460 38 1 122 796 51 847 960 1,807 1,069 59.2% 4.2%

2016 640 - - 1 310 951 129 1,080 1,490 2,570 1,309 50.9% 5.2%

2017 700 - - 1 229 930 39 969 725 1,694 1,101 65.0% 5.2%

2018 900 - - 1 113 1,014 73 1,087 712 1,799 1,177 65.4% 5.5%

2019 647 - - 1 296 944 2 946 216 1,162 1,009 86.8% 6.3%

2020 667 - - 1 9 677 2 679 958 1,637 904 55.2% 5.8%

2021 - - - 1 140 141 2 143 345 488 226 46.3% 3.5%

2022 - - - - 7 7 2 9 202 211 51 24.2% 4.8%

Thereafter - 1 - 10 137 148 6 154 - 154 150 97.4% 7.4%

Subtotal 4,923 802 421 543 1,832 8,521 502 9,023 8,200 17,223 10,725 62.3%

Unamortized net premiums (discounts) 70 (64) - - 43 49 2 51 28 79 58 73.4%

Subtotal 4,993 738 421 543 1,875 8,570 504 9,074 8,228 17,302 $10,783 62.3% 4.8%

Third party share of debt - - - - - - (354) (354) (6,165) (6,519)

Prologis share of debt $4,993 $738 $421 $543 $1,875 $8,570 $150 $8,720 $2,063 $10,783

Prologis share of debt by local currency

Dollars $4,350 $738 $0 $30 $1,682 $6,800 $128 $6,928 $901 $ 9,395 $7,829

Euro 536 - 38 380 - 954 19 973 732 2,887 1,705

GBP - - - - - - - 147 533 147

Yen 107 - 383 133 193 816 - 816 269 1,617 1,085

Other - - - - - - 3 3 14 35 17

Prologis share of debt $4,993 $738 $421 $543 $1,875 $8,570 $150 $8,720 $2,063 $10,783

Weighted average interest rate (B) 5.6% 4.4% 1.5% 1.8% 5.2% 4.9% 4.3% 4.9% 4.2% 5.0% 4.8%

Weighted average remaining maturity in years 4.2 1.2 1.0 1.3 4.5 3.6 3.6 3.6 3.6 4.1 3.6

Market Equity Preferred Stock Liquidity

Dividend Redemption

Security Shares Price Value Series Rate Value

Common Stock 461.6 $39.98 $18,455 Series L 6.5% $50.0 Aggregate lender commitments $ 2,034

Partnership Units 3.1 $39.98 124 Series M 6.8% 57.5 Less:

Total 464.7 $18,579 Series O 7.0% 75.0 Borrow ings outstanding 421

Series P 6.9% 50.0 Outstanding letters of credit 68

Series R 6.8% 125.0 Current availability $ 1,545

Series S 6.8% 125.0

Preferred stock redeemed Unrestricted cash 785

in April 2013 6.8% $482.5 Total liquidity $ 2,330

Series Q 8.5% 100.0

7.1% $582.5

(A) Based on Prologis share of the total debt. Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums

(discounts) associated with the respective debt were included in the maturities by year.

(B) Interest rate is based on the effective rate and weighted based on borrowings outstandig.

26 Copyright © 2013 Prologis

Capitalization

Debt and Equity Summary

(dollars and shares in millions) Supplemental 1Q 2013

Prologis

Unsecured Secured C onsolidat ed Tot al U nconsolidat ed Pro lo gis W t d. A vg.

Senior Exchang eable C redit Ot her Mort g age Ent it ies C onso lidat ed Ent it ies To t al Share of Prologis Int erest

Maturity Debt Deb t Facilit ies D ebt D eb t Tot al Debt Debt Deb t Debt Tot al D eb t Share ( %) R at e ( A )

2013 $299 $341 $0 $0 $42 $682 $117 $799 $864 $1,663 $939 56.5% 4.3%

2014 895 - 383 526 427 2,231 79 2,310 1,728 4,038 2,790 69.1% 3.8%

2015 175 460 38 1 122 796 51 847 960 1,807 1,069 59.2% 4.2%

2016 640 - - 1 310 951 129 1,080 1,490 2,570 1,309 50.9% 5.2%

2017 700 - - 1 229 930 39 969 725 1,694 1,101 65.0% 5.2%

2018 900 - - 1 113 1,014 73 1,087 712 1,799 1,177 65.4% 5.5%

2019 647 - - 1 296 944 2 946 216 1,162 1,009 86.8% 6.3%

2020 667 - - 1 9 677 2 679 958 1,637 904 55.2% 5.8%

2021 - - - 1 140 141 2 143 345 488 226 46.3% 3.5%

2022 - - - - 7 7 2 9 202 211 51 24.2% 4.8%

Thereafter - 1 - 10 137 148 6 154 - 154 150 97.4% 7.4%

Subtotal 4,923 802 421 543 1,832 8,521 502 9,023 8,200 17,223 10,725 62.3%

Unamortized net premiums (discounts) 70 (64) - - 43 49 2 51 28 79 58 73.4%

Subtotal 4,993 738 421 543 1,875 8,570 504 9,074 8,228 17,302 $10,783 62.3% 4.8%

Third party share of debt - - - - - - (354) (354) (6,165) (6,519)

Prologis share of debt $4,993 $738 $421 $543 $1,875 $8,570 $150 $8,720 $2,063 $10,783

Prologis share of debt by local currency

Dollars $4,350 $738 $0 $30 $1,682 $6,800 $128 $6,928 $901 $ 9,395 $7,829

Euro 536 - 38 380 - 954 19 973 732 2,887 1,705

GBP - - - - - - - 147 533 147

Yen 107 - 383 133 193 816 - 816 269 1,617 1,085

Other - - - - - - 3 3 14 35 17

Prologis share of debt $4,993 $738 $421 $543 $1,875 $8,570 $150 $8,720 $2,063 $10,783

Weighted average interest rate (B) 5.6% 4.4% 1.5% 1.8% 5.2% 4.9% 4.3% 4.9% 4.2% 5.0% 4.8%

Weighted average remaining maturity in years 4.2 1.2 1.0 1.3 4.5 3.6 3.6 3.6 3.6 4.1 3.6

Market Equity Preferred Stock Liquidity

Dividend Redemption

Security Shares Price Value Series Rate Value

Common Stock 461.6 $39.98 $18,455 Series L 6.5% $50.0 Aggregate lender commitments $ 2,034

Partnership Units 3.1 $39.98 124 Series M 6.8% 57.5 Less:

Total 464.7 $18,579 Series O 7.0% 75.0 Borrow ings outstanding 421

Series P 6.9% 50.0 Outstanding letters of credit 68

Series R 6.8% 125.0 Current availability $ 1,545

Series S 6.8% 125.0

Preferred stock redeemed Unrestricted cash 785

in April 2013 6.8% $482.5 Total liquidity $ 2,330

Series Q 8.5% 100.0

7.1% $582.5

(A) Based on Prologis share of the total debt. Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums

(discounts) associated with the respective debt were included in the maturities by year.

(B) Interest rate is based on the effective rate and weighted based on borrowings outstandig.

26 Copyright © 2013 Prologis

Supplemental 1Q 2013

Capitalization

Debt Covenants and Other Metrics

(dollars in thousands)

Covenants as of March 31, 2013 (A)

	Legacy AMB Indenture		New Prologis Indenture	
	Covenant	Actual	Covenant	Actual
Outstanding indebtedness to adjusted total assets	<60%	34.0%	<60%	34.0%
Fixed charge coverage ratio	>1.5x	3.06x	>1.5x	3.05x
Maximum secured debt to adjusted total assets	<40%	8.5%	<40%	8.5%
Unencumbered assets ratio to unsecured debt	>150%	314.2%	>150%	314.2%

	Global Line	
	Covenant	Actual
Maximum consolidated leverage to total asset value	<60%	36.0%
Fixed charge coverage ratio	>1.5x	2.61x
Unencumbered debt service coverage ratio	>1.5x	3.24x
Maximum secured debt to total asset value	<35%	9.8%
Minimum net w orth	>$10.0 billion	$14.5 billion

Debt Metrics (A) (B) (C)

	2013	2012
	First Quarter	Fourth Quarter
Debt as % of gross real estate assets	37.5%	43.4%
Secured debt as % of gross real estate assets	14.6%	18.3%
Unencumbered gross real estate assets to unsecured debt	252.4%	234.6%
Fixed charge coverage ratio	2.19x	2.18x
Debt/Adjusted EBITDA	7.52x	8.80x
Debt/Adjusted EBITDA (adjusted for development)	6.18x	7.43x

Encumbrances as of March 31, 2013

	Unencumbered	Encumbered	Total
Consolidated:			
Operating properties	$ 12,145,077	$ 5,375,998	$ 17,521,075
Development portfolio	884,352	-	884,352
Land	1,688,211	65,842	1,754,053
Other real estate investments	436,328	-	436,328
Notes receivable backed by real estate	-	188,000	188,000
Assets held for sale	8,012	17,379	25,391
Total consolidated	15,161,980	5,647,219	20,809,199
Unconsolidated operating properties - Prologis' share	2,751,106	3,456,422	6,207,528
Unconsolidated development portfolio and land - Prologis' share	82,027	5,014	87,041
Gross real estate assets	$ 17,995,113	$ 9,108,655	$ 27,103,768

Secured and Unsecured Debt as of March 31, 2013

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 6,689,356	$ 1,832,306	$ 8,521,662
Consolidated entities debt	64,392	436,766	501,158
Our share of unconsolidated entities debt	375,183	1,678,557	2,053,740
Total debt - at par	7,128,931	3,947,629	11,076,560
Third party share of consolidated debt	(47,413)	(305,265)	(352,678)
Total Prologis share of debt - at par	7,081,518	3,642,364	10,723,882
Premium (discount) - consolidated	8,107	43,196	51,303
Third party share of consolidated debt premium (discount)	-	(1,321)	(1,321)
Our share of premium (discount) - unconsolidated	-	9,009	9,009
Total debt, net of premium (discount)	$ 7,089,625	$ 3,693,248	$ 10,782,873

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules.
(B) All metrics include both consolidated and Prologis share of unconsolidated entities.
(C) See Notes and Definitions for calculation of amounts.

27
Copyright © 2013 Prologis

Capitalization

Assets Under Management

(dollars in millions) Supplemental 1Q 2013

$ 29,944 $ 46,895 $ 46,895

50,000

Committed Equity/Investment $1,904

45,000 Asia

12.9%

40,000 Investors’ share of assets in JVs/funds Europe AUM Private 21.9% 35,000 $15,047 Preferred Shares Capital $582 $22,779

30,000

Prologis share of assets in JVs/funds $5,828

25,000 Debt $10,783

20,000

Americas

Directowned and other Total 65.2%

15,000 assets Enterprise $24,116 Value Equity Cap 10,000 $29,944 $18,579

5,000

0

Total Enterprise Value Assets Under Management Total AUM by Division

28 Copyright © 2013 Prologis

Net Asset Value

Components

Supplemental 1Q 2013

(in thousands, except for percentages and per square foot)

Real Estate Operations

	Square Feet	Gross Book Value	GBV per Sq. Ft.	First Quarter Adjusted Cash NOI (Actual)	First Quarter Adjusted Cash NOI (Pro Forma)	Annualized Adjusted Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO							
Properties generating net operating income							
Americas	224,746	$ 14,603,449	$ 65	$ 225,531	$ 225,531	$ 902,124	96.0%
Europe	15,391	1,164,050	76	23,723	23,723	94,892	92.8%
Asia	7,787	1,126,436	145	14,338	14,338	57,352	95.0%
Pro forma adjustment for mid-quarter acquisitions/development completions					1,759	7,036	
Sub-total	247,924	16,893,935	68	263,592	265,351	1,061,404	95.7%
Properties generating net operating loss							
Americas	8,893	478,177	54	(2,452)			41.1%
Europe	939	62,350	66	(488)			0.0%
Sub-total	9,832	540,527	55	(2,940)			37.1%
Total consolidated portfolio	**257,756**	**$ 17,434,462**	**$ 68**	**$ 260,652**	**$ 265,351**	**$ 1,061,404**	**93.5%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	28,392	$ 2,056,976	$ 72	$ 29,439	$ 29,439	$ 117,756	93.6%
Europe	45,854	3,566,139	78	35,448	35,448	141,792	93.2%
Asia	3,339	573,891	172	6,291	6,291	25,164	98.0%
Pro forma adjustment for mid-quarter acquisitions/development completions					1,246	4,984	
Pro forma adjustment for PELP and NPR					28,762	115,048	
Prologis share of unconsolidated operating portfolio	**77,585**	**$ 6,197,006**	**$ 80**	**$ 71,178**	**$ 101,186**	**$ 404,744**	**93.5%**
Total operating portfolio	**335,341**	**$ 23,631,468**	**$ 70**	**$ 331,830**	**$ 366,537**	**$ 1,466,148**	**93.5%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft.	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED						
Prestabilized						
Americas	1,068	$ 60,717	$ 70,214	$ 66	$ 5,123	26.2%
Europe	461	22,209	24,506	53	2,379	0.3%
Asia	1,024	159,519	161,032	157	11,628	58.4%
						34.4%
Properties under development						
Americas	10,304	337,585	689,648	67	46,323	
Europe	963	48,409	81,884	85	6,244	
Asia	4,305	255,084	531,179	123	39,293	
Total consolidated portfolio	**18,125**	**$ 883,523**	**$ 1,558,463**	**$ 86**	**$ 110,990**	
UNCONSOLIDATED (Prologis Share)						
Prologis interest in unconsolidated development portfolio						
Americas	1,581	$ 28,003	$ 162,074	$ 103	18,156	
Europe	227	8,402	17,552	77	1,283	
Asia	251	5,724	13,914	55	1,142	
Prologis share of unconsolidated development portfolio	**2,059**	**$ 42,129**	**$ 193,540**	**$ 94**	**$ 20,581**	
Total development portfolio	**20,184**	**$ 925,652**	**$ 1,752,003**	**$ 87**	**$ 131,571**	
Prologis share of estimated value creation (see Capital Deployment - Development Portfolio)		370,973				
Total development portfolio, including estimated value creation		**$ 1,296,625**				

30
Copyright © 2013 Prologis

Net Asset Value

Components - Continued

Supplemental 1Q 2013

(in thousands)

Balance Sheet and Other Items

		As of March 31, 2013
CONSOLIDATED		
Other assets		
Cash and cash equivalents	$	785,359
Restricted cash		48,605
Deposits, prepaid assets and other tangible assets		497,443
Other real estate investments		436,328
Prologis' share of value added operating properties		97,135
Accounts receivable		139,691
Notes receivable backed by real estate		188,000
Prologis receivable from unconsolidated co-investment ventures		132,152
Investments in and advances to other unconsolidated joint ventures		176,985
Assets held for sale, net of liabilities		7,705
Total other assets	**$**	**2,509,403**
Other liabilities		
Accounts payable and other current liabilities		589,034
Deferred income taxes		181,363
Value added tax and other tax liabilities		54,453
Tenant security deposits		140,279
Other liabilities		325,328
Noncontrolling interests		709,638
Total liabilities and noncontrolling interests	**$**	**2,000,095**
UNCONSOLIDATED		
Prologis share of net assets (liabilities)	**$**	**82,933**

Land

		Investment Balance
Our share of original land basis	$	2,856,215
Current book value of land	$	1,754,053
Prologis share of book value of land in unconsolidated entities		44,912
Total	**$**	**1,798,965**

Private Capital / Development Management

		First Quarter		Annualized
Private capital				
Private capital revenue	$	33,635	$	134,540
Private capital expenses		(19,909)		(79,636)
Pro forma NOI adjustment to PELP and NPR for a full quarter		5,834		23,336
Private Capital NOI	**$**	**19,560**	**$**	**78,240**
Development management income	**$**	**2,192**	**$**	**8,768**

Debt and Preferred Stock

		As of March 31, 2013
Prologis debt - at par	$	8,521,662
Consolidated investee debt - at par		501,158
Prologis share of unconsolidated debt - at par		2,053,741
Subtotal debt - at par		11,076,561
Preferred stock at redemption value		482,500
Preferred stock		100,000
Total debt and preferred stock	**$**	**11,659,061**
Outstanding shares of common stock		461,642

31
Copyright © 2013 Prologis

Notes and Definitions

Supplemental 1Q 2013

Calculation of Per Share Amounts is as follows (in thousands, except per share amounts):

Three Months Ended

March 31,

2013 2012

Net earnings

Net earnings

$ 265,416

$ 202,412

Noncontrolling interest attributable to exchangeable partnership units

50

1,003

Interest expense on exchangeable debt assumed exchanged

4,235

4,216

Adjusted net earnings - Diluted

$ 269,701

$ 207,631

Weighted average common shares outstanding - Basic

461,468

459,203

Incremental weighted average effect on exchange of limited partnership units

1,146

3,347

Incremental weighted average effect of stock awards

2,566

1,678

Incremental weighted average effect on exchange of certain exchangeable debt

11,879

11,879

Weighted average common shares outstanding - Diluted

477,059

476,107

Net earnings per share - Basic

$ 0.58

$ 0.44

Net earnings per share - Diluted

$ 0.57

$ 0.44

FFO, as defined by Prologis

FFO, as defined by Prologis

$ 357,800

$ 262,072

Noncontrolling interest attributable to exchangeable limited partnership units

1,254

1,003

Interest expense on exchangeable debt assumed exchanged

4,235

4,216

FFO, as defined by Prologis - Diluted

$ 363,289

$ 267,291

Weighted average common shares outstanding - Basic

461,468

459,203

Incremental weighted average effect on exchange of limited partnership units

3,067

3,347

Incremental weighted average effect of stock awards

2,566

1,678

Incremental weighted average effect on exchange of certain exchangeable debt

11,879

11,879

Weighted average common shares outstanding - Diluted

478,980

476,107

FFO, as defined by Prologis per share - Diluted

$ 0.76

$ 0.56

Core FFO

Core FFO

$ 187,937

$ 184,765

Noncontrolling interest attributable to exchangeable limited partnership units

489

1,003

Interest expense on exchange debt assumed converted

4,235

4,216

Core FFO - Diluted

$ 192,661

$ 189,984

Weighted average common shares outstanding - Basic

461,468

459,203

Incremental weighted average effect on exchange of limited partnership units

3,039

3,347

Incremental weighted average effect of stock awards

2,566

1,678

Incremental weighted average effect on exchange of certain exchangeable debt

11,879

11,879

Weighted average common shares outstanding - Diluted

478,952

476,107

Core FFO per share - Diluted

$ 0.40

$ 0.40

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (dollars in thousands):

Three Months Ended

Mar. 31

Dec. 31

2013

2012

Debt as a % of gross real estate assets:

Total debt - at par

$ 11,076,561

$

13,500,081

Less: cash and cash equivalents

(785,359)

(100,810)

Less: unconsolidated entities cash - Prologis share

(135,550)

(130,981)

Total debt, net of adjustments

$ 10,155,652

$

13,268,290

Gross real estate assets

$ 27,103,768

$

30,543,666

Debt as a % of gross real estate assets

37.5%

Secured debt as a % of gross real estate assets:

Secured debt - at par $ 3,947,629 $ 5,590,729

Gross real estate assets $ 27,103,768 $ 30,543,666

Secured debt as a % of gross real estate assets 14.6% 18.3%

Unencumbered gross real estate assets to unsecured debt:

Unencumbered gross real estate assets $ 17,995,113 $ 18,556,566

Unsecured debt - at par $ 7,128,932 $ 7,909,352

Unencumbered gross real estate assets to unsecured debt 252.4% 234.6%

Fixed Charge Coverage ratio:

Adjusted EBITDA $ 337,668 $ 376,940

Pro forma adjustment 29,533 -

NOI from disposed properties 468 5,018

Adjusted EBITDA, including NOI from disposed properties $ 367,669 $ 381,958

Interest expense $ 115,028 $ 123,623

Amortization and write-off of deferred loan costs (3,288) (3,748)

Amortization of debt premium (discount), net 10,715 10,273

Capitalized interest 13,744 13,343

Preferred stock dividends 10,305 10,305

Our share of fixed charges from unconsolidated entities 21,046 21,133

Total fixed charges $ 167,550 $ 174,929

Fixed charge coverage ratio 2.19x 2.18x

Debt to Adjusted EBITDA:

Total debt, net of adjustments $ 10,155,652 $ 13,268,290

Adjusted EBITDA-annualized $ 1,350,672 $ 1,507,760

Debt to Adjusted EBITDA ratio 7.52x 8.80x

Debt to Adjusted EBITDA (adjusted for development):

Total debt, net of adjustments 10,155,652 13,268,290

Add: costs to complete - Prologis share 796,340 827,698

Less: current book value of land - Prologis share (1,798,965) (1,836,709)

$ 9,153,027 $ 12,259,279

Adjusted EBITDA-annualized 1,350,672 1,507,760

Add: annualized proforma NOI - Prologis share 131,571 141,376

$ 1,482,243 $ 1,649,136

Debt to Adjusted EBITDA (adjusted for development) ratio 6.18x 7.43x

43.4%

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

FFO, as defined by Prologis; Core FFO; AFFO (collectively referred to as “FFO”). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real

Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the

NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

32 Copyright © 2013 Prologis

Notes and Definitions

Supplemental 1Q 2013

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Net earnings		
Net earnings	$ 265,416	$ 202,412
Noncontrolling interest attributable to exchangeable partnership units	50	1,003
Interest expense on exchangeable debt assumed exchanged	4,235	4,216
Adjusted net earnings - Diluted	**$ 269,701**	**$ 207,631**
Weighted average common shares outstanding - Basic	461,468	459,203
Incremental weighted average effect on exchange of limited partnership units	1,146	3,347
Incremental weighted average effect of stock awards	2,566	1,678
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879
Weighted average common shares outstanding - Diluted	**477,059**	**476,107**
Net earnings per share - Basic	**$ 0.58**	**$ 0.44**
Net earnings per share - Diluted	**$ 0.57**	**$ 0.44**
FFO, as defined by Prologis		
FFO, as defined by Prologis	$ 357,800	$ 262,072
Noncontrolling interest attributable to exchangeable limited partnership units	1,254	1,003
Interest expense on exchangeable debt assumed exchanged	4,235	4,216
FFO, as defined by Prologis - Diluted	**$ 363,289**	**$ 267,291**
Weighted average common shares outstanding - Basic	461,468	459,203
Incremental weighted average effect on exchange of limited partnership units	3,067	3,347
Incremental weighted average effect of stock awards	2,566	1,678
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879
Weighted average common shares outstanding - Diluted	**478,980**	**476,107**
FFO, as defined by Prologis per share - Diluted	**$ 0.76**	**$ 0.56**
Core FFO		
Core FFO	$ 187,937	$ 184,765
Noncontrolling interest attributable to exchangeable limited partnership units	489	1,003
Interest expense on exchange debt assumed converted	4,235	4,216
Core FFO - Diluted	**$ 192,661**	**$ 189,984**
Weighted average common shares outstanding - Basic	461,468	459,203
Incremental weighted average effect on exchange of limited partnership units	3,039	3,347
Incremental weighted average effect of stock awards	2,566	1,678
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879
Weighted average common shares outstanding - Diluted	**478,952**	**476,107**
Core FFO per share - Diluted	**$ 0.40**	**$ 0.40**

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (*dollars in thousands*):

	Three Months Ended Mar. 31 2013	Three Months Ended Dec. 31 2012
Debt as a % of gross real estate assets:		
Total debt - at par	$ 11,076,561	$ 13,500,081
Less: cash and cash equivalents	(785,359)	(100,810)
Less: unconsolidated entities cash - Prologis share	(135,550)	(130,981)
Total debt, net of adjustments	$ 10,155,652	$ 13,268,290
Gross real estate assets	$ 27,103,768	$ 30,543,666
Debt as a % of gross real estate assets	**37.5%**	**43.4%**
Secured debt as a % of gross real estate assets:		
Secured debt - at par	$ 3,947,629	$ 5,590,729
Gross real estate assets	$ 27,103,768	$ 30,543,666
Secured debt as a % of gross real estate assets	**14.6%**	**18.3%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets	$ 17,995,113	$ 18,556,566
Unsecured debt - at par	$ 7,128,932	$ 7,909,352
Unencumbered gross real estate assets to unsecured debt	**252.4%**	**234.6%**
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 337,668	$ 376,940
Pro forma adjustment	29,533	-
NOI from disposed properties	468	5,018
Adjusted EBITDA, including NOI from disposed properties	$ **367,669**	$ **381,958**
Interest expense	$ 115,028	$ 123,623
Amortization and write-off of deferred loan costs	(3,288)	(3,748)
Amortization of debt premium (discount), net	10,715	10,273
Capitalized interest	13,744	13,343
Preferred stock dividends	10,305	10,305
Our share of fixed charges from unconsolidated entities	21,046	21,133
Total fixed charges	$ **167,550**	$ **174,929**
Fixed charge coverage ratio	**2.19x**	**2.18x**
Debt to Adjusted EBITDA:		
Total debt, net of adjustments	$ 10,155,652	$ 13,268,290
Adjusted EBITDA-annualized	$ 1,350,672	$ 1,507,760
Debt to Adjusted EBITDA ratio	**7.52x**	**8.80x**
Debt to Adjusted EBITDA (adjusted for development):		
Total debt, net of adjustments	10,155,652	13,268,290
Add: costs to complete - Prologis share	796,340	827,698
Less: current book value of land - Prologis share	(1,798,965)	(1,836,709)
	$ 9,153,027	$ 12,259,279
Adjusted EBITDA-annualized	1,350,672	1,507,760
Add: annualized proforma NOI - Prologis share	131,571	141,376
	$ 1,482,243	$ 1,649,136
Debt to Adjusted EBITDA (adjusted for development) ratio	**6.18x**	**7.43x**

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

FFO, as defined by Prologis; Core FFO; AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

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Notes and Definitions

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time.

NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions and impairment charges of land and development properties, as well as our proportionate share of the gains and losses from dispositions and impairment charges recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

Supplemental 1Q 2013

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries; (ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure; (iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities; (iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and (v) mark-to-market adjustments associated with derivative financial instruments.

We calculate FFO, as defined by Prologis for our unconsolidated entities on the same basis as we calculate our FFO, as defined by Prologis.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and non-recurring items that we recognized directly or our share recognized by our unconsolidated entities to the extent they are included in FFO, as defined by Prologis:

(i) gains or losses from acquisition, contribution or sale of land or development properties; (ii) income tax expense related to the sale of investments in real estate; (iii) impairment charges recognized related to our investments in real estate (either directly or through our investments in unconsolidated entities) generally as a result of our change in intent to contribute or sell these properties; (iv) impairment charges of goodwill and other assets; (v) gains or losses from the early extinguishment of debt; (vi) merger, acquisition and other integration expenses; and (vii) expenses related to natural disasters.

We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. We currently have and have had over the past several years a stated priority to strengthen our financial position. We expect to accomplish this by reducing our debt, our investment in certain low yielding assets, such as land that we decide not to develop and our exposure to foreign currency exchange fluctuations. As a result, we have sold to third parties or contributed to unconsolidated entities real estate properties that, depending on market conditions, might result in a gain or loss. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets. Also in connection with our stated priority to reduce debt and extend debt maturities, we have purchased portions of

Copyright © 2013 Prologis

Notes and Definitions

our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time.

We have also adjusted for some non-recurring items. The merger, acquisition and other integration expenses include costs we incurred in 2012 associated with the Merger and PEPR Acquisition and the integration of our systems and processes. We have not adjusted for the acquisition costs that we have incurred as a result of routine acquisitions but only the costs associated with significant business combinations that we would expect to be infrequent in nature.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our private capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

AFFO

To arrive at AFFO, we adjust Core FFO to further exclude; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, they are two of many measures we use when analyzing our business. Some of these limitations are:

? The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

? Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

Supplemental 1Q 2013

? Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

? The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

? The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

? The impairment charges of goodwill and other assets that we exclude from Core FFO, have been or may be realized as a loss in the future upon the ultimate disposition of the related investments or other assets through the form of lower cash proceeds.

? The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.

??The Merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP.

Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis’ ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred stockholders. Prologis’ computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses (“G&A”) was as follows (in thousands):

Three Months Ended March 31, 2013 2012

Gross overhead. $ 106,745 $ 101,814 Less: rental expense . (9,466) (8,158) Less: private capital expenses. (19,909) (16,881) Capitalized amounts . (21,173) (16,616)

G&A $ 56,197 $ 60,159

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Notes and Definitions

Supplemental 1Q 2013

G&A as a percent of Assets Under Management *(in thousands)*:

Annualized gross overhead	$	426,980
Less: annualized rental expense		(37,864)
Less: annualized capitalized amounts		(84,692)
Adjusted G&A	$	304,424
Operating properties	$	39,765,372
Development portfolio - TEI		2,037,375
Land portfolio		1,866,523
Other real estate investments		436,328
Assets held for sale		25,391
Total Assets Under Management	$	44,130,989
G&A as % of Assets Under Management		**0.69%**

G&A as a percent of Assets Under Management – Prologis Share *(in thousands)*:

Annualized G&A	$	224,788
Less: annualized private capital revenue		(134,540)
Add: annualized private capital expenses		79,636
Adjusted G&A	$	169,884
Operating properties - Prologis share	$	23,728,603
Development portfolio - Prologis share of TEI		1,752,002
Land portfolio - Prologis share		1,798,965
Other real estate investments		436,328
Assets held for sale		25,391
Total Assets Under Management - Prologis share	$	27,741,289
G&A as % of Assets Under Management - Prologis share		**0.61%**

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.

Interest Expense consisted of the following (*in thousands*):

	Three Months Ended March 31,			
		2013		2012
Gross interest expense	$	136,199	$	148,456
Amortization of discount (premium), net		(10,715)		(6,737)
Amortization of deferred loan costs		3,288		4,956
Interest expense before capitalization		128,772		146,675
Capitalized amounts		(13,744)		(13,619)
Net interest expense	**$**	**115,028**	**$**	**133,056**

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, private capital platform, or development platform.

Net Operating Income ("NOI") represents rental income less rental expenses.

Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.

Operating Segments – Real Estate Operations represents the direct long-term ownership of industrial properties, including land and the development of properties.

Operating Segments – Private Capital represents the management of unconsolidated co-investment ventures and other unconsolidated joint ventures and the properties they own.

Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.

Private Capital NOI represents private capital revenue less private capital expenditures.

Pro forma Adjusted Cash NOI for the properties in our operating portfolio reflects the NOI for a full quarter of operating properties that were acquired, contributed or stabilized during the quarter. Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.

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Notes and Definitions

Supplemental 1Q 2013

A reconciliation of our rental income and rental expenses, computed under GAAP, to adjusted net operating income (NOI) for the operating portfolio for purposes of the Net Asset Value calculation is as follows:

Calculation of Adjusted Cash NOI *(in thousands)*:		
Rental income	$	454,789
Rental expenses		(133,919)
NOI		320,870
Net termination fees and adjustments (a)		(1,269)
Less: Actual NOI for development portfolio and other		(5,780)
Less: NOI on contributed properties (b)		(62,604)
Adjusted NOI for operating portfolio owned at March 31, 2013		251,217
Straight-lined rents (c)		(12,059)
Free rent (c)		13,067
Amortization of lease intangibles (c)		8,427
First quarter Adjusted Cash NOI	$	260,652

(a) Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property's recurring operating performance.

(b) The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(c) Straight-lined rents, adjusted for free rent amounts, and amortization of above and below market leases are removed from rental income computed under GAAP for the operating portfolio to allow for the calculation of a cash yield.

Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.

Rental Income includes the following (*in thousands*):

	Three Months Ended March 31,			
		2013		2012
Rental income	$	348,917	$	348,777
Amortization of lease intangibles		(9,919)		(8,935)
Rental expense recoveries		99,113		86,915
Straight-lined rents		16,678		17,203
	$	**454,789**	**$**	**443,960**

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include all consolidated properties, and properties owned by unconsolidated co-investment ventures that are managed by us and in which we have an equity interest (referred to as "unconsolidated entities"), in our same store analysis. We have defined the same store portfolio, for the quarter ended March 31, 2013, as those operating properties in operation at January 1, 2012 that were in operation throughout the full periods in both 2012 and 2013 either by Prologis or their unconsolidated entities. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.

Same Store Average Occupancy represents the average occupied percentage for the period.

Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).

Same Store Change in Rental Rate represents the change in effective rental rates (average rate over the lease term) on new leases signed during the period as compared with the previous effective rental rates in that same space.

Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Estimated Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions ("VAA") are properties which Prologis acquires as part of management's current belief that the discount in pricing attributed to the operating challenges of the property could provide greater returns, once stabilized, than the returns of stabilized properties, which are not value added acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short -term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

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Notes and Definitions

Supplemental 1Q 2013

Value-Added Conversions (“VAC”) represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use ma y include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceed our original cost in dollars and percentages.

Value Creation represents the value that will be created through our development and leasing activities at stabilization. We calculate value by estimating the NOI that the property will generate at

Stabilization and applying an estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

37 Copyright © 2013 Prologis